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                                                                   EXHIBIT 10.49


                     SOFTWARE DISTRIBUTION LICENSE AGREEMENT


THIS AGREEMENT ("AGREEMENT") dated as of the    day of May, 1996 (the "EFFECTIVE
DATE") is made by and between FRx SOFTWARE CORPORATION, a Colorado corporation having its principal place of business at 4949 South Syracuse Street, Suite 620, Denver, Colorado 80237 ("FRx") and PLATINUM SOFTWARE CORPORATION, a California corporation having its principal place of business at 195 Technology Drive, Irvine, California 92718-2402 ("PSC").


                                    RECITALS

WHEREAS, FRx has developed and distributed certain Software (as defined below) and desires to license to PSC the right to market and distribute the Software; and

WHEREAS, PSC desires to market and distribute the Software directly and through PSC's reseller channels.


                                    AGREEMENT

Now, THEREFORE, in consideration of the foregoing recitals and the mutual covenants set forth in this Agreement, FRx and PSC hereby agree as follows:

1.      DEFINITIONS

        As used in this Agreement, the following terms shall have the following meanings:


        1.1 "BUNDLED SOFTWARE" means the FRx Standard Edition and the FRx Advanced Edition to be combined with the PSC Products, with a single price established for the combined product, as specified in Exhibit A.

        1.2 "STAND-ALONE SOFTWARE" means the FRx Advanced Edition of the Software, Remote DrillDown Viewer and other FRx products to be distributed by PSC separately to PSC's End Users for use with PSC Products, as specified in Exhibit A.

        1.3 "SOFTWARE" means the Bundled Software and the Stand-Alone Software, specifically interfaced to PSC products, identified on Exhibit A hereto.

        1.4 "DOCUMENTATION" means user manuals and other written material that relate to the use and operation of a particular version of the Software. FRx will prepare the Documentation for both the FRx Standard and Advanced Editions and will deliver such to PSC on diskette in Microsoft Word or Framemaker format. FRx will also prepare additional documentation information specific to PSC and deliver on diskette in Microsoft Word or Framemaker format.

        1.5 "PSC PRODUCTS" means general ledger products distributed by PSC as defined in Exhibit A.


[*] An asterisk indicates that certain material has been omitted pursuant to an application for confidential treatment. The omitted material has been separately filed with the Securities and Exchange Commission.





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        1.6 "PSC'S REVENUE" means all revenues, computed on an accrual basis, from the licensing by PSC of the applicable Software during the applicable time period, exclusive of any commissions or discounts paid by PSC to PSC Resellers, less returns, shipping and freight charges, sales and use taxes, customs, duties or other governmental charges. Revenue does not include installation, training, consulting or other similar fees or charges associated with the Software.

        1.7 "PSC RESELLERS" means any hardware manufacturer, distributor, dealer, qualified installer, independent sales organization, marketing entity, or other third party to or through which PSC elects to market the Software as well as any sub-dealer or other marketing entity to or through which a PSC Reseller elects to market or distribute the Software.

        1.8 "END USERS" means those persons, firms, corporations or other legal entities who are users of the PSC Products and who, under the terms of this Agreement, will acquire the Software from PSC for its own internal use rather than for distribution or resale.

        1.9 "MINIMUM ROYALTY LEVEL" means the cumulative payment by PCS to FRx, or cumulative obligation to make payment, of license fees totaling [*]

        1.10 "SUPPORT PLAN" means the Platinum Support and Maintenance Plan (Exhibit H-3) and/or the Platinum SQL NT Support Agreement (Exhibit H-4) sold by PSC to its End Users.


2.      LICENSE GRANT

        2.1 GRANT OF LICENSE. Subject to the terms and conditions of this Agreement and in consideration of the agreement of PSC to pay license fees hereunder, FRx hereby grants to PSC (subject to satisfaction of conditions specified in Section 2.1(a)) and PSC accepts a non-exclusive worldwide license to use, copy, distribute and sublicense the Software as a component part of the PSC Products for distribution to End Users and to PSC Resellers for redistribution to End Users. Although the right to license and distribute the Software generally is non-exclusive, FRx shall not directly market or license to any other party the right to license and distribute the Software with interfaces to the PSC Products. The Software may be licensed by PSC to third parties either as Bundled Software or Standalone Software as specified on Exhibit A to this Agreement. For purposes of this Section 2.1 the term Software shall include upgrades and updates to the Software supplied under Article 9 of this Agreement.

            2.1(a) CONDITIONS PRECEDENT TO GRANT. This grant is specifically contingent upon PSC payment of obligations described in Section 6.1
            (a), 6.1(b) and 6.1(c). PSC shall not be authorized to distribute Software until such payments are made to FRx.

            2.1(b) INTERNATIONAL TRANSLATION AND LOCALIZATION. PSC is hereby granted the authority to translate the Software into languages other than U.S. English for distribution in international markets. FRx shall use all reasonable efforts to provide to PSC at no additional cost an externalized text file to facilitate such translations no later than six (6) months from the Effective Date. PSC shall fund such translation efforts and own all rights to its modifications to the translation files or tables. Should FRx develop a translated version for specific international markets at its cost, it shall make such version(s) available to PSC for use with PSC Products at a fee to be reasonably negotiated between the parties.




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        2.2 RESERVED RIGHTS. FRx reserves the right to directly license or distribute the Software, without compensating PSC, as a component of a multi-site or multi-division financial reporting and consolidation solution. Such a license would be directed toward larger corporate clients using other accounting systems in addition to PSC Products. (For this purpose, PSC Products may not be the primary or controlling accounting system for the end-user organization, but may be in use at subsidiary or other levels in the organization) Should PSC assist FRx in the sale or license of an enterprise-wide reporting and/or consolidation solution involving non-PSC databases, FRx shall negotiate in good faith and pay to PSC a sales commission or fee consistent with industry standards and/or FRx established commission policies for such services.

        2.3 TERMS OF LICENSE GRANT.

            2.3(a) RIGHT TO USE FRx TRADEMARKS AND TRADE NAMES. In connection with the distribution or advertising of the Software, PSC may use trade names or trademarks of FRx, including "FRx" and "FRx: The Financial Reporting Extender". PSC acknowledges the validity of such trademarks and trade names and FRx's ownership thereof. All such marks and names and any additional marks of which FRx may in the future be the proprietor will bear the designation(TM) or the (R) designation as specified by FRx. PSC shall not challenge FRx's rights to use the trademarks or trade names which FRx may apply to or use in connection with the Software. PSC shall not (nor shall it attempt to) adopt, use, or register any acronym, trademark, trade names or other marketing name of FRx or any confusingly similar word or symbol as part of PSC's own name or the name of any of its affiliates or the products it markets, except with respect to the licensing of a prior version of the FRx software as permitted in
            Section 10 of this Agreement. PSC agrees to famish to FRx a sample of each brochure and advertising of any type using FRx trademarks and trade names for inspection and review. If FRx at any time finds any brochure or advertising of any type using FRx trademarks and trade names as prepared by PSC to be inconsistent with its trademark marketing guidelines, or prepared in a misleading or deceptive manner, then FRx may notify PSC in writing of such deficiency or deficiencies, and PSC shall correct or eliminate such deficiency or deficiencies with 14 days after receipt of such notice.

            2.3(b) TERMS OF SOFTWARE SUBLICENSE. Each copy of the Software and the Documentation shall be sublicensed to End Users pursuant to the terms and conditions of PSC's end-user license agreement ("END-USER LICENSE"), which in every instance shall include the language set forth on Exhibit H-1 and H-2, attached hereto, as applicable.

3.      COMMENCEMENT, DURATION AND TERMINATION

        3.1 TERM. The term ("Term") of this Agreement shall commence on the Effective Date of this Agreement and shall continue until the later of five (5) years thereafter or until the Minimum Royalty Level is achieved. The term of this Agreement shall be automatically extended for an additional one (1) year period at the end of the initial term and each extended term unless either party gives written notice of its intention not to renew this Agreement at least one (1) year prior to the end of the then current term. This Agreement may be terminated earlier as provided below.





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        3.2 EARLY TERMINATION.

            3.2(a) BREACH OF AGREEMENT. Either party may terminate this Agreement immediately upon written notice to the other party in the event that the other party shall be in breach of any obligation on its part to be performed and shall have failed to remedy such breach, if such breach is capable of remedy, within thirty (30) days from the date of written notice specifying the breach and requiring its remedy; or

            3.2(b) BANKRUPTCY OF ANY PARTY. This Agreement shall terminate immediately should (i) all or a substantial portion of the assets of either party be transferred to an assignee for the benefit of creditors, to a receiver or to a trustee in bankruptcy, or (ii) a proceeding is commenced by or against the other party for relief under bankruptcy or similar laws and such proceeding is not dismissed within sixty (60) days.

               3.2(b)(1) SOURCE CODE ESCROW. FRx shall deposit the source code and Documentation for the Software with Data Securities International, Inc. (DSI) within 30 days of Acceptance of Software as defined in Section 4.2. PSC shall be named as a beneficiary under the terms of the "Source Code Escrow
               Agreement" form attached as Exhibit 1. Such source code shall be released to PSC in the event of FRx's bankruptcy, receivership or assignment for the benefit of creditors pursuant to the attached agreement. PSC shall pay any incremental costs in connection with such escrow account in excess of the cost of the standard "FLEXSAFE" account that FRx currently maintains with DSI.

            3.2(c) Upon sixty (60) days prior written notice, PSC may terminate this Agreement for general economic reasons or customer preferences.

        3.3 RIGHTS UPON TERMINATION. Upon termination or expiration of this Agreement howsoever arising:

            3.3(a) all amounts then owed by PSC to FRx shall thereupon become immediately due and payable; however, if early termination is caused by FRx or if Agreement terminates under Section 3.1, all amounts due to FRx shall be payable in accordance with the standard payment terms provided in Article 6.

            3.3(b) FRx shall have no liability or obligation to refund any unrecovered Prepaid License Fees provided in Section 6.1 on termination of this Agreement, unless Early Termination is caused by FRx under Section 3.2.

            3.3(c) any provision of this Agreement expressly stated to survive, or implicitly surviving, termination shall remain in full force and effect including, but not limited to, the following: Section 5.5 (Proprietary Right), Article 6 (License Fees, Payments, Audit Rights), Article 7 (Warranties, Limitation of Liability), and
            Article 8 (Indemnifications, Trademarks, Confidential Information).

            3.3(d) PSC shall, within a reasonable amount of time, return to FRx all property in PSC's possession which belongs to FRx (including, without limitation, all Documentation, manuals, software, specifications, FRx business plans) and shall remove, cancel and/or cease to use the trademarks, trade names and any signs,





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            advertising, or other materials referring either to FRx or to PSC as a distributor of FRx. FRx shall, within a reasonable amount of time, return to PSC all property in FRx's possession which belongs to PSC (including, without limitation, all Documentation, manuals, software, specifications, PSC business plans) and shall remove, cancel and/or cease to use the trademarks, trade names and any signs, advertising, or other materials referring either to PSC or to PSC as a distributor of FRx. Notwithstanding the above, PSC shall be authorized to continue to license Software to End Users for a period not to exceed ninety (90) days following termination for the sole purpose of liquidating PSC inventory of Software existing at date of termination and shall be required to pay royalties on such transactions under the terms of this Agreement.

            3.3(e) no rights of either party accrued as of the date of termination shall be adversely affected or prejudiced; and

            3.3(f) no End User License entered into prior to termination shall be affected, but all licenses FRx granted to PSC hereunder shall terminate.

            3.3(g) In the event of either termination of the Agreement according to its terms or Early Termination caused by PSC under Section 3.2, the version of the FRx source code then held by PSC, as provided in
            Section 10.1(a), together with any and all rights to use FRx trademarks, shall be assigned and transferred to FRx without cost or additional compensation.

                   3.3 (g)(1) In the event an End User has entered into a source code escrow agreement with PSC prior to the Effective Date that included the PSC version of the FRx source code and such End User has not elected to convert to the FRx version of Software during this Agreement, PSC shall be permitted to deliver its version of the FRx source code to such End User, if and when required by the source code escrow agreement.

            3.3(h) PSC and FRx shall issue a joint communication to all end-users of FRx software products (both DOS and Windows versions) advising users of options from each company for ongoing technical support, software maintenance and enhancement plans for existing FRx products as well as new financial reporting products available subsequent to termination. Either party shall be authorized to provide such services and products to existing End Users without compensation to the other. Notwithstanding the above, FRx is authorized to continue to provide support services to users then enrolled in a Support Plan for the FRx product for the duration of the term of that user's Support Plan and retain the related funds for providing such services.

            3.3 (i) If this Agreement has not terminated under Section 3.2(a) or (b) caused by PSC, and subject to the continuous timely performance by PSC of its obligations under this Agreement, FRx agrees to enter into good faith negotiations with PSC to enter into a Software Distribution Agreement upon termination of this Agreement on terms similar to agreements FRx has entered into with other software vendors. This agreement would authorize PSC to distribute FRx products, including FRx support and maintenance plans, on a non-bundled basis to its user base and would include a prohibition against direct solicitation or marketing by FRx of FRx products to PSC's customer base as long as PSC actively markets such products. Further, any unrecovered Prepaid License Fees shall be fully recoverable against royalties under such a Distribution Agreement at a recovery





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            rate on each license not to exceed 50% of the total License Fee due to FRx for that license.

        3.4 LIMITATION OF RIGHTS UPON TERMINATION

            3.4(a) NO CONTINUING RELATIONSHIP. Both parties to this Agreement acknowledge and agree that, subject to the provisions of Section 3.3(i), they have no expectation and have received no assurances that their business relationship will continue beyond the stated term of this Agreement or that either shall obtain any anticipated amount of profits by virtue of this Agreement.

            3.4(b) NO CONTINUING RIGHTS. Neither party to this Agreement shall have or acquire by virtue of this Agreement or otherwise any vested, proprietary, or other right in the promotion of the Software or in any goodwill created by its efforts under this Agreement.

        3.5 NO DAMAGES FOR TERMINATION OR EXPIRATION. NEITHER FRx NOR PSC SHALL BE LIABLE TO THE OTHER FOR DAMAGES OR PAYMENTS OF ANY KIND, INCLUDING INCIDENTAL, OR CONSEQUENTIAL DAMAGES, ON ACCOUNT OF THE TERMINATION OR EXPIRATION OF THIS AGREEMENT IN ACCORDANCE WITH THIS ARTICLE 3.


4.      DUTIES OF FRx

        4.1 DELIVERY OF DELIVERABLES. FRx agrees to develop interfaces between the Software and PSC Products as described on Exhibit C and, in this regard, FRx shall deliver the Deliverables as defined in Exhibit C. PSC shall be responsible for reproducing and distributing the Delivered Software to its End Users in accordance with Section 5.3 and for the paying FRx license fees as specified in Article 6.

            4.1(a) PRODUCT TESTING. Testing of Software will be coordinated between PSC and FRx. All software shall be distributed to test sites by FRx and be subject to a beta agreement between FRx and test site. PSC is not authorized to distribute beta Software directly to End Users.

        4.2 ACCEPTANCE OF THE SOFTWARE. Upon delivery by FRx of all of the Deliverables, PSC will review the Software, including the interface to PSC Products and Documentation, and notify FRx should the Software not function substantially as described in the Documentation, the Integration Program attached as Exhibit D and comply with the Acceptance Criteria defined in Exhibit J. In such case, FRx shall modify the Software and Documentation as necessary within a reasonable time after FRx's receipt of a notice from PSC describing in detail such deficiencies and shall deliver the revised material to PSC. PSC shall use all reasonable efforts to perform the necessary software and system integration testing as soon as practicable upon receipt of Software. Should PSC encounter technical difficulties in completing such integration and these difficulties are communicated to FRx, acceptance of Software will not occur until integration of Software with PSC Products is complete. Should PSC fail to advise FRx that Software does not substantially conform to Documentation or the Integration Program and advise FRx of the specific technical difficulties in completing the integration of Software to PSC Products within 30 days of receipt, Software and Documentation shall be deemed to be accepted by PSC.





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        4.3 In order to facilitate PSC's distribution of the Software, FRx shall deliver to PSC a golden master copy of the Software in object code format and End User documentation in hard copy and diskette format. In addition, FRx agrees to supply a golden master copy of all updates and upgrades.

        4.4 FRx COVENANTS. FRx agrees:

            4.4(a) to allow any use of the Software that is permitted under the terms of any End-User Licenses that were entered into prior to termination or expiration of this Agreement; and

            4.4(b) to provide training to PSC personnel and support with respect to the Software, as detailed in Article 9.

            4.4(c) to provide technical support of software directly to PSC Resellers and End-Users as provided in Section 9(1)(a).

            4.4(d) to maintain the Software in accordance with the provisions of Exhibit G relating to Software Problem Resolution.



5.      DUTIES OF PSC

        5.1 PROMOTION, PRODUCTION AND DISTRIBUTION OF SOFTWARE. PSC agrees to use all reasonable efforts to promote, produce and distribute the Software as a part of or for use with the PSC Products and to maintain adequate facilities in the performance of its obligations under this Agreement.

        5.2 MARKETING AND ADVERTISING. PSC shall be responsible for all costs and expenses incurred by PSC as a result of PSC's advertising, promotion and sales of the Software. PSC and FRx shall jointly prepare and release an initial press release concerning this Agreement at an agreed time.

        5.3 DISTRIBUTION TO END USERS. PSC retains all rights to establish the sales price of the Software. PSC shall be responsible for all costs incurred in connection with the production and distribution of the Software and the Documentation. PSC shall be responsible for the reproduction, printing, packaging and distribution of the Software, including maintenance releases and upgrades. Should PSC request FRx to provide copies of the Stand-Alone Software to PSC for redistribution to its Resellers and End Users, PSC shall pay FRx a production fee of $50 (or other amount to be agreed upon between the parties) for each Software and Documentation package produced by FRx plus freight (F.O.B. point of origin). Should FRx's production costs exceed $50 per package, PSC shall also pay such additional costs upon receipt of written notification by FRx and submission of reasonable documentation of such additional costs.

        5.4 PSC CODE AND TEST DATABASES. PSC agrees to promptly provide FRx with an object code copy of its software products and to promptly update FRx's copy of such program as modifications or enhancements are implemented. The Software is to be used for testing and development purposes and not for internal production use. PSC agrees to promptly establish and





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        provide sample test databases adequate to test the functionality of the
        Software and the interface to the PSC Products and to update such databases as needed to reflect changes to PSC Products.

        5.5 PROPRIETARY RIGHTS.

            5.5(a) TITLE TO THE SOFTWARE. PSC acknowledges that FRx owns and retains all right, title and interest in and to the Software and the Documentation including, but not limited, to all copyrights and trade secret rights embodied therein. PSC's license under this Agreement includes only the right to use and make copies of the Software and related Documentation and to distribute copies of the Software and the Documentation to PSC's End Users, either directly or through PSC Resellers, under the terms and conditions set forth herein.

            5.5(b) NO REVERSE ENGINEERING. PSC acknowledges that the Software contains confidential information and trade secrets developed or acquired by FRx through the expenditure of a great deal of time and money. PSC agrees not to, and not to authorize or permit any of its employees to decompile, disassemble or otherwise reverse engineer the Software or any portion thereof and shall use its best efforts to prevent its employees from doing the same and to immediately notify FRx in writing if to its knowledge any employee or third party under the direction or control of PSC decompiles, disassembles or otherwise reverse engineers the Software or any portion thereof or attempts such actions. Because of the unique and proprietary nature of the Software, it is agreed that remedies at law are inadequate to compensate FRx in the event of a breach of this Section by PSC and, therefore, FRx shall, in the event of such breach, be entitled to equitable relief (including, without limitation, injunctive relief and specific performance) in addition to all other remedies provided under this Agreement or available at law.

            5.5(c) PROPRIETARY RIGHTS NOTICES. PSC shall not remove, alter or conceal any copyright or other proprietary right notice placed by FRx in or on the Software or the Documentation. PSC agrees to place such copyright or other notices on all copies of the Software and the Documentation made or distributed under this Agreement and on any other materials referencing the Software or the Documentation and to comply with all directions which may be submitted by FRx from time to time regarding the form and reasonable placement of copyright notices and other proprietary rights notices.

            5.5(d) NOTIFICATION OF INFRINGEMENTS. PSC recognizes FRx's legitimate interest in preventing the unauthorized use, reproduction, publication, disclosure or distribution of the Software and the Documentation and will take all reasonable steps to discover and prevent any such unauthorized use, reproduction, publication disclosure or distribution. PSC hereby agrees to notify FRx promptly and in writing whenever PSC has knowledge of any unauthorized possession, use, reproduction, publication, disclosure or distribution of the Software or the Documentation or any portion thereof.

        5.6 RECORDS. PSC shall maintain for at least three (3) years following termination or expiration of this Agreement, and shall make available to FRx for inspection and copying, all of PSC's books and records relating to its reproduction and sale of the Software and the calculation of License and Support Fees under Section 6 of this Agreement.





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        5.7 PSC COVENANTS. PSC agrees:

            5.7(a) to conduct business in a manner that reflects favorably at all times on the Software, and the good name, goodwill, and reputation of FRx;

            5.7(b) to avoid deceptive, misleading, or unethical practices that are or might be detrimental to FRx, the Software, PSC dealers, or the public;

            5.7(c) not to publish or employ or cooperate in the publication or employment of any misleading or deceptive advertising materials;

            5.7(d) to honor all End-User Licenses.

            5.7(e) to bundle Software with PSC Products as provided in Exhibit A and offer Software on a Stand-Alone basis to other PSC End Users.

6.      LICENSE FEES, TOTAL PAYMENTS, AUDIT RIGHTS

        6.1 INITIAL PAYMENT OBLIGATION. PSC agrees to pay FRx the sum of $[ * ] within 180 days of acceptance of the Software, as follows:

            6.1(a) $[ * ] upon completion of Phase I of Deliverables, as provided in Exhibit C;

            6.1(b) $[ * ] upon completion of Phase II of Deliverables;

            6.1(c) Upon acceptance of the Software under Section 4.2
            (completion of Phase III of Deliverables), PSC shall pay to FRx the amount, less the $[ * ] paid above, that is recorded by PSC (as of the Effective Date) for prepaid support and maintenance fees ("Prepaid Support") paid by End Users in connection with the version of FRx for Windows currently distributed by PSC. Such amount (including the payments made under Section 6.1(a) and (b))shall not be less than $[ * ] Should the actual Prepaid Support amount be less than $[ * ] the difference shall be treated as additional Prepaid License Fee and recovered by PSC as provided in Section 6.1
            (d). Should the actual Prepaid Support amount be greater than $[ * ] the difference shall be payable to FRx within fifteen (15) days of determination of the actual Prepaid Support amount.

            6.1(d) The difference between (i) the sum of total payments under
            Section 6.1(a) through (c) and license fees paid under Section 6.2 during the first 180 days following acceptance of the Software, and
            (ii) the amount of $[ * ] shall be paid to FRx 180 days after acceptance of the Software. Such payment shall constitute a PREPAID LICENSE FEE that shall be applied at the rate of 100% to subsequent license fees until fully recovered by PSC.

            6.1(e) SECURITY FOR PAYMENT. To secure the payment of this Initial Payment Obligation, FRx shall obtain a first security interest in the shares of FRx corporate Stock owned by PSC as of the Effective Date. PSC shall provide all necessary assistance, including execution of appropriate documentation as provided in Exhibit L, required to perfect such security interest. FRx shall release this security interest upon receipt of the entire Initial Payment Obligation.





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        6.2 LICENSE FEES. The license fee payable by PSC to FRx for each unit of the Software distributed by PSC is specified in Exhibit B attached hereto; provided, however, that the license fee submitted by PSC shall be equal to or greater than the Minimum Royalty, as set forth in Exhibit B, for each copy of the Software licensed by PSC during the term of this Agreement.

        6.3 SUPPORT AND ENHANCEMENT FEES.

            6.3(a) INITIAL SUPPORT FEE PAYMENT. PSC shall pay the amount provided in Section 6.1(c), in accordance with the payment terms provided therein.

            6.3(b) SUBSEQUENT SUPPORT FEE PAYMENTS. PSC shall use all reasonable efforts to sell support and maintenance plans for the Software to new End Users and renewal support and maintenance plans (the "Support Plans") to existing End Users. PSC shall invoice and collect funds from End Users for support and maintenance plans and remit to FRx a percentage of the support and maintenance fees collected in accordance with Section 6.6. In the case of Support Plans for Software sold on a Stand-Alone basis, PSC will invoice the End User at its standard support rate applied to the total license fee and in such case FRx shall be entitled to receive the entire maintenance and support fee collected. In the case of support plans for Software sold as Bundled Software, the allocation rule provided below shall apply.

        6.4 ALLOCATION FORMULA FOR BUNDLED LICENSE AND SUPPORT FEES. In determining the amount of PSC's Revenue to be paid to FRx in the case that the Software is licensed as Bundled Software or in the case that PSC sells Support Plans for the Bundled Software, the allocation factors provided below shall apply:

               FRx Standard Edition bundled with Platinum for Windows     [ * ]%
               FRx Advanced Edition bundled with Premier Ledger           [ * ]%
               FRx Advanced Edition bundled with SQL NT                   [ * ]%

            If PSC licenses the Software as Bundled Software, then FRx shall be entitled to receive the amount of PSC Revenue from the licensing of the Bundled Software multiplied by the appropriate allocation factor specified above, multiplied by the applicable royalty rate contained on Exhibit B. For example, if PSC Revenue from the license of its Platinum SQL NT General Ledger bundled with the FRx Advanced Edition is $20,000, PSC shall be obligated to pay to FRx [ * ] as a license fee or royalty. This amount was determined by taking the $20,000 in revenue and multiplying it by [ * ] (the applicable allocation percentage) and multiplying the result by [ * ] (the applicable royalty rate). In the above example, FRx would also be entitled to receive [ * ] as Support Plan revenue. This amount is determined by taking the $20,000 in revenue and multiplying it by 15% (PSC's standard rate for maintenance) and multiplying the result by [ * ]% (the applicable allocation factor). If PSC licenses the Software as Stand-Alone Software, then FRx shall be entitled to receive the amount of PSC Net License Revenue from the licensing of the Stand-Alone Software multiplied by the applicable royalty rate contained on Exhibit B. (All amounts payable shall be subject to the Minimum Royalty payment defined in Exhibit B.) If PSC materially changes the pricing of the general ledger module relative to the other modules or if the Software is bundled with different configurations than reflected above, PSC and FRx will negotiate in good faith to determine a new allocation percentage that maintains the reasonable value of FRx relative to the entire system sale.

        6.5 DEMONSTRATION, NOT-FOR-RESALE AND EVALUATION COPIES. Royalties or other charges, such as Support Plan revenues, shall not be payable for any copies of the Software used for





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

        demonstration, support or training of End Users, "Not-for-Resale" software provided to resellers or for copies of the Software distributed as "evaluation copies" of the PSC Products, which are provided to End Users on a trial basis not to exceed ninety (90) days and for which no consideration or other value is received by PSC. In addition, royalties or other similar charges shall not be payable for any copies which are provided to End Users or PSC Resellers for development purposes or for backup or archival purposes or for copies of the Software provided to End Users for beta testing prior to general release.

        6.6 PAYMENT TERMS AND MONTHLY ACCOUNTING.

            6.6(a) PSC shall provide a statement within 45 days after the end of each month that provides details of: (i) Bundled and Stand-Alone Software licensed by PSC during the month; (ii) the names of all PSC End Users who have licensed Software during the month; and (iii) the names of all PSC End Users who have purchased Support Plans and renewals during the month.

            6.6(b) Accounting for license fee and Support Plan revenues will be computed on an accrual basis.

            6.6(c) Payment of the license and support fees detailed in the statement provided under Section 6.6(a) is to be received by FRx before the expiration of the 45 day period. Interest charges may be assessed by FRx on any past due amounts at a rate of 1.0% per month, from due date of payment until payment in full is received.

            6.6(d) All statements and payments shall be made to FRx at the address of FRx set forth at the beginning of this Agreement, or at such other address as may be designated by FRx.

        6.7 MATERIAL BREACH FOR NON-PAYMENT. Failure by PSC to pay all amounts due within sixty (60) days of the date payment is due as prescribed in Sections 6.1 and 6.6(c) shall constitute a material breach of this Agreement.

        6.8 AUDIT RIGHT. PSC shall keep at its principal place of business complete and accurate books and records, in accordance with Section 5.6, which contain all information necessary to compute payment due FRx under the terms of the Agreement. Not more than once per calendar year; FRx may cause an audit to be made of such books and records in order to verify statements rendered hereunder, and prompt adjustment shall be made by the proper party to compensate the other party for any errors or omissions disclosed by such audit. Any such audit shall be conducted by an independent certified accountant from a firm selected by FRx during PSC's regular business hours in such a manner as not to unduly interfere with PSC's normal business activities. FRx shall pay the cost of such audit unless the license fees paid to FRx are found to be less than ninety percent (90%) of the license fees due to FRx, in which event PSC shall pay the cost of such audit. Also, in the event such deficiency exceeds 25% of the fees due to FRx, PSC shall pay liquidated damages on the underpayment amount at a rate of 2.0% per month on a compounded basis for the duration of the underpayment. FRx shall hold all information contained in PSC's books and records in confidence and shall use such information only to verify statements rendered under this Agreement.

        6.9 Notwithstanding the terms of this Agreement, if PSC identifies an opportunity to market multiple licenses of the Software to an End User in one transaction and a lower royalty amount is deemed by PSC to be required for PSC to be competitive, PSC may request a lower royalty amount from FRx for such transaction. If FRx, in its discretion, agrees to such lower royalty amount for the transaction, a letter amendment specifying such lower royalty amount applicable to only such transaction shall be executed by corporate officers of PSC and FRx.


7.      WARRANTIES, LIMITATION OF LIABILITY

        7.1 WARRANTY.

            7.1(a) SOFTWARE WARRANTY. FRx warrants solely to PSC that the Software will perform substantially in accordance with the specifications contained in the Documentation. In the event FRx is given written notice during the term of this Agreement, specifying in detail any failure of the Software to function substantially in accordance with the Documentation, FRx shall use commercially reasonable efforts consistent with the standards set forth in Exhibit G to promptly eliminate such failure or refund related amounts paid, at its option. SUCH EFFORTS BY FRx SHALL BE THE SOLE REMEDY FOR FAILURE OF THE SOFTWARE TO PERFORM ACCORDING TO THE DOCUMENTATION. THE WARRANTY SHALL APPLY ONLY IF THE ALLEGED DEFECTS ACTUALLY EXIST AND WERE NOT CAUSED BY MISUSE, UNAUTHORIZED MODIFICATIONS, NEGLECT, IMPROPER INSTALLATION OR TESTING, ATTEMPTS TO REPAIR OR THE LIKE, OR BY ACCIDENT, FIRE, POWER SURGE OR FAILURE OR OTHER HAZARD.

            7.1(b) DISCLAIMER OF IMPLIED WARRANTIES. OTHER THAN AS SET FORTH IN THIS ARTICLE SEVEN AND IN ARTICLE EIGHT, FRx DOES NOT MAKE BY VIRTUE OF THIS AGREEMENT, AND HEREBY EXPRESSLY DISCLAIMS, ANY REPRESENTATION OR WARRANTY OF ANY KIND WITH RESPECT TO THE SOFTWARE, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

            7.1(c) NO PASSING ON OF FRX WARRANTY. PSC shall not have the right to make or pass on, and shall take any measures necessary to insure that neither it nor its agents or employees makes or passes on, or attempts to make or pass on, any warranties or representations on behalf of FRx to any dealer, end-user or any other third party. Any attempt by PSC to make or pass on any warranties or representations on behalf of FRx to any dealer, end-user or any third party shall be void.

            7.1(d) OTHER LIMITS ON SOFTWARE WARRANTY. FRx DOES NOT WARRANT THAT OPERATION OF THE SOFTWARE WILL BE UNINTERRUPTED OR ERROR-FREE OR THAT DATA WILL NOT BE LOST IF FOR ANY REASON OPERATIONS ARE INTERRUPTED.

            7.1(e) FRx warrants that it has the right to enter into this Agreement and grant the rights and licenses set forth herein without the consent or approval of any third party and that the terms and provisions of this Agreement will not breach or violate the terms or provisions of any other agreement between FRx and any other third party and that FRx will not be subject to any duty, liability, or obligation to any third party with respect to the Software. In addition, FRx warrants that the Software and all other products, documentation and other materials required to be delivered to PSC hereunder and the performance by FRx of its obligations hereunder, shall be in compliance with all applicable laws, rules and regulations as of the date of delivery thereof.

        7.2 LIMITATION OF LIABILITY. EXCEPT FOR LIABILITY UNDER ARTICLE 8 OF THIS AGREEMENT, FRx SHALL NOT, UNDER ANY CIRCUMSTANCES, BE LIABLE TO PSC OR ANY DEALER, END-USER OR ANY OTHER THIRD PARTY FOR CONSEQUENTIAL, INDIRECT, INCIDENTAL, SPECIAL OR EXEMPLARY DAMAGES ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN INCLUDING WITHOUT LIMITATION DAMAGES RELATING TO LOST PROFITS OR LOSS OF DATA STORED IN THE SOFTWARE, EVEN IF FRx IS APPRISED OF THE LIKELIHOOD OF SUCH DAMAGES OCCURRING. IN NO EVENT SHALL FRx's LIABILITY TO PSC HEREUNDER ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED HEREIN, EXCEED THE FEES PAID BY PSC TO FRx HEREUNDER IN THE TWELVE (12) MONTH PERIOD PRECEDING THE DATE SUCH ACTION OR CLAIM WAS FILED OR THE FIRST TWELVE (12) MONTHS FOLLOWING EXECUTION OF THIS AGREEMENT, WHICHEVER AMOUNT IS GREATER.

8.      INDEMNIFICATIONS, TRADEMARKS, CONFIDENTIAL INFORMATION

        8.1 PROPRIETARY RIGHTS INDEMNITY BY FRx.

            8.1 (a) INDEMNIFICATION BY FRx. FRx represents that, subject to the effect of the agreement discussed in Article 10, it owns (or shall own by virtue of this Agreement) all right, title and interest in and to the Software and Documentation, including copyrights and that the Software does not and will not infringe or violate any trademark, copyright, patent right or any trade secret or proprietary information right of any third party. Subject to PSC's use of the Software in conformance with this Agreement, FRx agrees to indemnify, hold harmless (including reasonable attorneys' fees) and defend any suit or proceeding brought against PSC insofar as such suit or proceeding shall be based upon a claim that the Software or Documentation, when used in conformance with the terms of this Agreement, infringes or constitutes wrongful use of any patent, trademark, copyright or trade secret within the United States (a "PROPRIETARY RIGHT"). PSC shall notify FRx in writing of any such suit or proceeding promptly upon PSC's first learning of such suit or proceeding, and shall provide FRx at no cost with such assistance and cooperation as FRx may reasonably request in the defense thereof. FRx shall have sole control over any such suit or proceeding, including, without limitation, the right to settle on behalf of PSC, provided that any settlement contains a complete release of PSC and its Resellers, and End Users, as applicable, for any liability or obligation and provided that PSC's continued ability to license the Software to End Users either directly or indirectly is not materially affected. Subject to PSC's fulfillment of its obligations under this section, FRx. shall pay all damages and costs finally awarded against PSC (or payable by PSC pursuant to a settlement agreement approved by FRx) in connection with any such suit or proceeding. In the event that use of the Software or Documentation is enjoined by any court of competent jurisdiction, FRx shall have the option, at its expense, to: (i) modify Software to be non-infringing, with no material change in performance and functionality; (ii) obtain for PSC the right to continue using and distributing Software at no charge to

            PSC, its Resellers or End Users; or (iii) terminate this Agreement with respect to the infringing software and refund fees paid to FRx for such software by PSC.

            8.1(b) LIMITATION OF INDEMNITY. OTHER THAN AS EXPRESSLY SET FORTH IN THIS ARTICLE 8, FRx SHALL HAVE NO LIABILITY TO PSC WHATSOEVER FOR ANY DAMAGES ARISING OUT OF OR RELATED TO ANY ALLEGATION OR DETERMINATION THAT PSC's USE OR DISTRIBUTION OF THE SOFTWARE INFRINGES OR CONSTITUTES WRONGFUL USE OF ANY PROPRIETARY RIGHT.

        8.2 INDEMNIFICATION BY PSC. PSC shall be responsible for any and all losses or damages incurred by FRx arising out of or in connection with
        (i) defects in the media or reproduction of the Software or the packaging for the Software (if PSC provided these goods), and (ii) warranties or representations concerning the Software made by PSC or its agents or employees, other than those contained in the End-User License or otherwise authorized in writing by FRx and (iii) resulting from a breach of any obligation of PSC under this Agreement. PSC agrees to indemnify and hold FRx harmless from and with respect to any such loss or damage (including, without limitation, reasonable attorney's fees and costs). FRx shall notify PSC in writing of any suit or proceeding against FRx for any of the reasons listed above promptly upon FRx's first learning of such suit or proceeding, and shall provide PSC at no cost with such assistance and cooperation as PSC may reasonably request in the defense thereof. PSC shall have sole control over any such suit or proceeding, provided, however, that PSC shall not effect a settlement on behalf of FRx without FRx's consent, which will not be unreasonably withheld. Subject to FRx's fulfillment of its obligations under this Section, PSC shall pay all damages and costs awarded against FRx (or payable by FRx pursuant to a settlement agreement) in connection with any such suit or proceeding.

        8.3 ACKNOWLEDGMENT AND LICENSE. Except as otherwise provided herein, PSC acknowledges the exclusive right, title, and interest of FRx in and to all of the Software (including without limitation any bug fixes, modifications or enhancements relating thereto), all of the trademarks and trade names (as defined in Exhibit B) and all of the copyrights, trade secrets, and other proprietary rights relating thereto.

        8.4 CONFIDENTIAL INFORMATION. By operation of and performance under this Agreement, each party may have access to information that is confidential to the other party (the "Confidential Information"). Confidential Information shall be limited to information which is marked confidential or proprietary or information which should reasonably be understood by the recipient to be confidential. Confidential Information shall not include information which: (i) is or becomes a part of the public domain through no act or omission of the recipient; (ii) the recipient can demonstrate with competent written proof was in the recipient's lawful possession prior to such access or disclosure; (iii) is lawfully disclosed to recipient by a third party without restriction on such disclosure; or (iv) with respect to information that is the same as or substantially identical to the Confidential Information, is independently developed and is so documented by the recipient.

        8.5 CONFIDENTIALITY OF AGREEMENT. This Agreement shall specifically be treated as Confidential Information by both parties. If either party is required to file or disclose this Agreement in its public filings pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934, such parties hereto agree that they shall disclose only the minimum information required by these acts.





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

        8.6 CONFIDENTIALITY OBLIGATION. The parties agree that both during the term of this Agreement and for a period of five (5) years after termination of this Agreement: (i) to hold the other party's Confidential Information in confidence; (ii) not to disclose or make the other party's Confidential Information available, in any form, to any third party; and (iii) not to use the other party's Confidential Information for any purpose other than as explicitly specified in this Agreement.

9.   TECHNICAL SUPPORT, SOFTWARE MAINTENANCE AND TRAINING

        9.1 In order to provide adequate technical support and other services to End Users of the Software, FRx and PSC agree to the following:

            9.1(a) END USER SUPPORT BY FRx.

                   9.1(a)(1) SUBSCRIBERS TO EXISTING PSC SUPPORT PLANS. Upon acceptance by PSC of the Software under Section 4.2, distribution by PSC of Software to End Users subscribing to Support Plans for the Software and payment to FRx of prepaid Support Plan fees under Section 6.1 (c), FRx shall assume direct responsibility for product technical support service to such End Users in accordance with the performance standards prescribed in the Support Plans (see Exhibit H). This shall include all users of both FRx (DOS) and FRx for Windows products distributed by PSC that are enrolled in a Support Plan for the products. PSC shall provide to FRx the information regarding subscribers to such Support Plans that is detailed in Exhibit C under PSC Deliverables. FRx has no responsibility to provide technical support services to any PSC End User not included in such information.

                   9.1(a)(1)(1) END USERS NOT UTILIZING LATEST FRX SOFTWARE
                                UPGRADE. PSC acknowledges that technical support services provided by FRx may be of a limited nature in the case of End Users that have not yet installed the Software Upgrade provided in
                                Section 9.1(c)(1) or FRx (DOS) users have not upgraded to FRx for Windows. FRx shall provide services to such users on a reasonable efforts basis. FRx shall have no liability to provide software fixes to such users if the problem or defect has been corrected or would be resolved through use of the latest software upgrade provided by FRx. Also, input from such users shall not be considered in applying the Support Service Quality Standards of Section 9.1
                                (a)(5)(1).

                   9.1(a)(1)(2) SUPPORT FOR INTERNATIONAL END USERS. Within
                                sixty (60) days of the Effective Date, FRx shall submit a plan to PSC which describes in detail the procedures and techniques FRx will utilize in providing technical support services to PSC's international (outside North America) End Users. Such plan may include arrangements with PSC Resellers in other countries and regions to provide front line technical support services on behalf of FRx for a fee paid to such Resellers by FRx. Should such plan not be satisfactory to PSC,





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

                                (based upon reasonable quality standards and similar levels of support previously provided by PSC in such locations), PSC shall be authorized to provide, directly or indirectly, support services to End User in such locations and retain a fee not to exceed fifty (50) percent of the annual Support and Maintenance fee attributable to affected End Users. In the event Support and Maintenance fees have already been paid to FRx relating to such End User(s), PSC shall be authorized to deduct the appropriate amount from its payment obligation to FRx under
                                Section 6.1 (c).

                   9.1(a)(2) NEW AND RENEWAL SUPPORT PLAN SUBSCRIPTIONS. PSC shall offer Support Plans for the Software to all new end users of Software as well as offer renewals to existing Support Plan subscribers no later than sixty (60) days prior to conclusion of their Support Plan contract.

                   9.1(a)(3) SUPPORT PLAN PRICING AND END USER IDENTIFICATION. The pricing and structure of such plans shall be consistent with support plans PSC markets in connection with other PSC Products. FRx's applicable percentage of funds collected from End Users and resellers in connection with such Support Plans for Software shall be remitted to FRx in accordance with
                   Section 6.6. PSC shall provide to FRx a listing of names of all End Users subscribing to Support Plans for the Software, together with the expiration date of the Support Plan agreement for each user. FRx shall have no responsibility to provide technical support services to any PSC End User not included in such listing or for which payment has not been received by FRx in accordance with the payment terms of
                   Section 6.6.

                   9.1(a)(3)(1) FRx PREMIUM SUPPORT PLANS. FRx shall offer
                                Premium Support Plans for PSC End Users that provide a higher level of service and cost, as defined in Exhibit K. At its discretion, PSC and its Resellers are hereby authorized to promote and sell such Premium Support Plans to its End Users and retain twenty (20) percent of the sales price of such plans as a sales commission.

                   9.1(a)(4) DIRECT SOLICITATION OF SUPPORT PLANS BY FRx. PSC shall have the primary authority and responsibility to market and solicit enrollment in Support Plans for the Software. FRx shall not market or solicit such enrollment directly from PSC End Users, unless PSC fails to actively market and solicit enrollment in such plans to End Users and timely remit funds related thereto to FRx. For this purpose, this "active marketing and solicitation" requirement shall be satisfied if PSC performs the following in connection with the FRx software products:

                   9.1(a)(4)(1) Support Plans are offered to all End Users
                                licensing Software to operate with other PSC products.

                   9.1(a)(4)(2) Information and invoices to renew Support Plans are provided to all users enrolled in such a plan at least sixty (60) days prior to expiration of each End User's plan year.





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

                   9.1(a)(4)(3) Support Plans are marketed and communicated to resellers and End Users in the same manner, frequency and format as support plans for other PSC products and modules.

                   Should PSC fail to actively market and solicit enrollment in Support Plans to End User according to the above standards, FRx may, upon thirty (30) days prior written notice to PSC, market its own support plans directly to End Users and directly collect such funds, without compensation to PSC.

                   9.1(a)(5) SUPPORT SERVICES PROVIDED BY PSC. Subject to maintenance of the Software according to standards prescribed in Exhibit G and performance of technical support service which is considered Acceptable according to standards defined in Section 9. 1 (a)(5)(1), PSC is not authorized to provide direct technical support services to PSC End Users in connection with Software during the term of this Agreement. Should the performance standards of FRx not be determined as Acceptable, FRx shall have ninety (90) days to modify its service quality to conform to the standards of Section 9. 1
                   (a)(5)(1). Should such services remain deficient according to those standards after the 90 day period, PSC shall be authorized to provide direct technical support services to PSC End Users in connection with Software. Further, FRx shall no longer be authorized to provide such support services to PSC End Users without the specific written authorization of PSC. In such event, all other terms and conditions of this Agreement shall remain in full force and effect, including the obligation of FRx to maintain Software in accordance with
                   Section 9.1(b). PSC shall be entitled to retain 50% of the support plan revenues from End Users to whom it provides direct technical support and FRx shall be entitled to the remaining 50% of such revenues for its services in maintaining and enhancing the Software. Notwithstanding the provisions of this subsection, PSC shall be authorized to provide technical assistance to End Users of a routine nature so long as no compensation is received or retained by PSC for such support.

                   9.1(a)(5)(1) SUPPORT SERVICE QUALITY STANDARDS. FRx agrees to provide support services to PSC End Users according to the standards defined in Exhibit H (Support Plans). Further, PSC is authorized to perform a survey of all FRx users enrolled in Support Plans to determine general customer satisfaction with the level and quality of support services provided by FRx. Such survey shall be performed no more frequently than every twenty four (24) months and shall be jointly written by PSC and FRx. The survey shall include a question comparing the general quality level of FRx services to support services provided by PSC on other modules. Should fifty per cent (50%) of users surveyed consider the support by FRx to be "acceptable" or exceed the satisfaction level earned by PSC for support of other modules, the quality of FRx support services shall be deemed Acceptable. End Users not utilizing the latest Software as described in Section 9.1(a)(1)(1) and End Users located outside North America shall be excluded from such survey.

                   9.1(b) SOFTWARE MAINTENANCE. Subject to timely payment to FRx of the license fees provided in Article 6, FRx will provide routine software maintenance releases at no cost to PSC for distribution to End Users or to PSC Resellers. Such maintenance releases, when and if released, are intended to correct defects that render a currently supported version of the Software incapable of performing substantially in accordance with the Documentation. All such defects will be resolved in accordance with the time frames identified in Exhibit G after they are reported to and are reproducible by FRx, provided that the End User reporting such defects is using the most recent version of the Software. FRx agrees to provide to End Users of the Software the maintenance and support services that PSC generally provides to End Users of PSC Products as described in Exhibits H-3 and H-4.

                          9.1(b)(1) PSC ACCESS TO FRx SOURCE CODE. Should FRx fail to correct defects in the Software that are reproducible by FRx in accordance with the time frames defined in Exhibit G, PSC may, upon thirty (30) days prior written notice to FRx and upon FRx's continued failure to correct such a reproducible defect, gain access to the FRx source code to correct such defect. If PSC gains access to the source code, PSC shall obtain a nonexclusive, personal, nontransferable, nonassignable license, without the right to sublicense, to use and modify the source code and Documentation for the sole purpose of supporting its End Users and insuring the continued distribution and sublicensing of the Software to End Users. In the event PSC gains access to the source code under the provisions of this subsection, PSC's obligations to pay license fees under Article 6 shall remain in full force and effect; provided, however, that the license fees payable may be reduced by the amount of reasonable, direct costs incurred by PSC to fix or maintain Software.

                          9.1(b)(2) PSC AUDIT RIGHT. FRx shall maintain a list of identified outstanding Software defects ("PTR's") which affect operation of the Software with PSC Products. Such listing will be available to PSC on FRx's Bulletin Board Service (BBS) or Internet site and will also be provided in other form (including electronic mail, diskette or printed document) to PSC upon request. PSC may, not more frequently than three times per year, audit the listing of PTR's at FRx's facilities to determine completeness and compliance with Exhibit G.

                   9.1(c) SOFTWARE UPGRADES. FRx may develop enhancements or increased functionality to the Software defined in Exhibit A. Such enhancements or upgrades, when and if developed, shall be provided to PSC for distribution to End Users then subscribing to a Support Plan for the Software at no additional cost. Such Software Upgrades shall not be provided to End Users that do not then participate in such a Support Plan.

                          9.1(c)(1) Subject to payment by PSC of its Initial Payment Obligation under Section 6.1 (c), PSC is authorized to distribute Software at no additional cost to all PSC End Users enrolled in a Support Plan for the FRx products as of the Effective Date of this Agreement. PSC shall be responsible for all packaging and distribution costs.

                          9.1(c)(1)(1) In the event an End User has entered into
                                       a source code escrow agreement with PSC
                                       prior to the Effective Date that included the PSC version of the FRx source code, PSC shall obtain a release from such End User that cancels PSC's obligation to retain such source code in an escrow account prior to distribution of Software to such End User FRx does not assume PSC's source code escrow





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

                                       obligations, unless specifically agreed
                                       to by FRx on a case-by-case basis.

                   9.1(d) FRx TRAINING SERVICES. At a mutually agreeable time, FRx shall provide two (2) training programs for employees or resellers designated by PSC for each major product release of the Software. In conducting the training programs, FRx shall provide the training instructors at no charge to PSC and PSC shall be responsible for all reasonable travel and living expenses incurred by FRx's training instructors while they are attending the programs.

                   9.1(e) END USER TRAINING AND CONSULTING SERVICES. FRx agrees to not actively market and solicit training and consulting services to PSC resellers and End Users. FRx further agrees to cooperate with PSC in providing training and consulting services on a subcontracting basis through PSC to resellers and/or End Users. Such services will be provided on an "as available" basis and will compensate FRx at no less than 80% of its standard billing rates. Notwithstanding the above, PSC acknowledges that FRx generally markets its consulting and training services in a manner that may be accessible to PSC resellers and End Users, including industry publications, FRx "Home Page" via Internet, FRx bulletin boards and other methods. FRx is authorized to provide training and consulting services in response to requests from PSC resellers and End Users without compensation to PSC so long as FRx has not intentionally marketed these services in a direct manner to PSC resellers and End Users.


10.     EFFECT ON PRIOR AGREEMENT BETWEEN PSC AND FRx

        10.1 AGREEMENT FOR TRANSFER OF SOFTWARE AND MUTUAL RELEASE. PSC and FRx entered into Agreement for Transfer of Software and Mutual Release on July 22, 1994. Under terms of that agreement, PSC acquired rights to the source code of a version of FRx Software which existed at that date and accessed PSC Products ("PSC-FRx"). PSC's rights in connection with that source code are hereby modified as provided below. In addition, other provisions of the prior agreement are also modified to the extent that they are inconsistent with the terms of this Agreement. By execution of this Agreement, both parties agree to modify the previous agreement and its relevant sections as follows, with all other terms and conditions remaining in full force and effect:

             10.1(a) PSC VERSION OF FRx SOURCE CODE (PSC-FRx).

                     10.1(a)(1) RESTRICTIONS ON PSC USE. Section 4.1 is modified as follows:

                     10.1(a)(1)(1) PSC shall not market, license, convey or
                                otherwise deliver PSC-FRx or executable
                                versions of the PSC-FRx. code during the term of this Agreement.

                     10.1(a)(1)(2) PSC is authorized to maintain and enhance
                                PSC-FRx during the term of this Agreement only to the extent necessary to meet prior commitments to certain End Users. A listing of those End Users is included in Exhibit E.

                     10.1(a)(1)(3) PSC shall not sell, convey or encumber
                                PSC-FRx source code, but shall be authorized to deposit in a third-party escrow account only for the benefit of specified existing End Users defined in Exhibit E or fulfill commitments made as of the date hereof to license source code to certain End Users specified on Exhibit E

                     10.1(a)(1)(4) PSC shall maintain and protect the
                                confidentiality of PSC-FRx, in accordance with the provisions of Section 8.5 and 8.6.

                     10.1(a)(1)(5) Upon attainment of the Minimum Royalty Level or upon early termination by PSC under Section 3.2, PSC shall convey all copies of PSC-FRx to FRx at no cost, together with any and all rights to use FRx trademarks, and shall retain no ongoing interest or ownership.

             10.1(b) MODIFICATION OF OTHER PROVISIONS

                     10.1(b)(1) Section 4.3 of the Agreement of Transfer and
                                Mutual Release is modified to the extent necessary to allow performance by FRx and PSC of their respective obligations under this Agreement.

                     10.1(b)(2) FRx and PSC agree that the performance by PSC
                                and FRx of their obligations under this
                                Agreement (i.e., PSC licensing a Stand-Alone version of the Software) shall not be a breach or violation of Section 4.5 of the Agreement of Transfer and Mutual Release or an event triggering the voiding of Section 4.3 of such agreement

                     10.1(b)(2)(1) Section 4.9 regarding change of control of
                                PSC is modified to reflect the language in
                                Section 11.7 of this Agreement.

11.     MISCELLANEOUS

        11.1 QUARTERLY MEETINGS. Both parties agree to participate in status meetings to be held on a quarterly basis to ensure close communication and problem resolution in connection with this Agreement. Unless otherwise agreed to by the parties, the meetings will rotate between PSC's Irvine, CA offices and FRx's Denver, CO offices. Each party will be responsible for identifying the appropriate personnel to attend such meetings and for its own travel costs. The meetings should generally address the status of PTRs, future product development plans for each party and other matters arising in the course of administration of this Agreement.

        11.2 CUMULATIVE REMEDIES. Except as specifically provided herein, no remedy made available to either party hereunder is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy provided hereunder or available at law or in equity.

        11.3 NOTICES. Except as otherwise expressly specified herein, all consents, notices, requests or other communications required hereunder shall be in writing and all such communications and all payments required hereunder shall be deemed to have been given or made if delivered personally, or mailed, by Certified or Registered mail, return receipt requested, postage prepaid, to the parties at their respective addresses first set forth above, or at such other address as shall be specified in writing by either of the parties to the other in accordance with the terms and conditions of this section. All notices, requests, communications or payments shall be deemed effective upon receipt.

        11.4 EXECUTION IN COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        11.5 NO WAIVER. The waiver or failure of either party to exercise in any respect any right provided for herein shall not be construed as a continuing waiver of that right nor be deemed a waiver of any further right granted herein.

        11.6 COMPLETE AGREEMENT. The Agreement and the Exhibits and Schedules attached hereto constitute the entire understanding and agreement between the parties hereto and supersedes any and all prior or contemporaneous oral or written representations or communications with respect to the subject matter hereof, all of which are merged herein. This Agreement shall not be modified, amended or in any way altered except by an instrument in writing signed by both of the parties hereto. All amendments or modification of this Agreement shall be binding upon the parties despite any lack of consideration so long as the same shall be in writing and executed by the parties hereto.

        11.7 ASSIGNMENT. This Agreement may not be assigned or sublicensed by either party without the written approval of the other party, such approval not to be unreasonably withheld, provided, however, that either party may assign this Agreement in connection with a sale of all or substantially all of its assets or capital stock. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and, except as otherwise provided herein, their respective heirs, legal successors and assigns.

        11.8 RESTRICTIONS REGARDING SALE OR CHANGE OF CONTROL OF EITHER COMPANY. In the event of change of control of either FRx or PSC, the terms and conditions of this contract will remain in effect. In the event of a change in control of PSC, the successor or surviving entity may continue to distribute the Software as a component part of PSC products that are substantially the same as those existing prior to the change in control and are marketed in a similar manner at generally equivalent pricing after the change, subject to all terms and conditions of this Agreement, including the obligation to pay royalties and support fees pursuant to
        Article 6. Such rates shall continue to apply to subsequent versions of PSC products that represent a continuation of the general code and architectural structure that existed prior to the change in control. The acquiring company shall not have the right to distribute the Software in conjunction with the its separate products , although FRx agrees to negotiate in good faith with the acquiring company to license programs for such separate products.

        11.9 SEVERABILITY. In the event that any provision hereof is found to be invalid, illegal, or unenforceable pursuant to a judicial decree to decision, the remainder of this Agreement shall be binding and enforceable according to its terms.

        11.10 FORCE MAJEURE. Neither party shall be deemed to be in default of or to have breached any provision of this Agreement, except a provision relating to the payment of money, as a result of any delay, failure in performance or interruption of service, resulting directly or indirectly from its acts of God, acts of civil or military authorities, civil disturbances, wars, strikes or other labor disputes, fires, transportation contingencies, laws, regulations, acts or orders of any government agency or official thereof, other catastrophes or any other similar circumstances beyond such party's reasonable control.

        11.11 ARBITRATION. Any controversy or claim arising out of, or relating to this Agreement, or its breach, shall be settled by arbitration in the City of Denver, Colorado, in accordance with the then governing commercial rules of arbitration of the American Arbitration Association. Judgment upon any award rendered therein may be entered and enforced in any court of competent jurisdiction. In assembling a panel of prospective arbitrators, the American Arbitration Association shall utilize its best efforts to include individuals educated and/or experienced in the computer software industry. Arbitration does not prevent either party from obtaining injunctive relief.

        11.12 CHOICE OF LAW AND FORUM. This Agreement shall be construed and enforced in accordance with the laws of the State of Colorado, without regard to its conflict of law provisions, and both parties consent to jurisdiction by courts in the State of Colorado.

        11.13 RELATIONSHIP. Nothing contained in this Agreement shall be construed as creating a joint venture, partnership or employment relationship between the parties hereto. Except as specified herein, neither party shall have the right, power or implied authority to create any obligation or duty, express or implied, on behalf of the other party hereto.



IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date last written below.



PLATINUM SOFTWARE CORPORATION                  FRx SOFTWARE CORPORATION



By:  MICHAEL J. SIMMONS                        By: MICHAEL L. ROHAN
   -----------------------------                  ------------------------------

Name: MICHAEL J. SIMMONS                       Name: MICHAEL L. ROHAN
     ---------------------------                    ----------------------------

Title: CFO                                     Title: President
      --------------------------                     ---------------------------

Date:  5-7-96                                  Date:  5-9-96
     ---------------------------                    ----------------------------

                                    EXHIBIT A

                                    SOFTWARE

The following FRx software products are included in this Agreement. Software to be provided in executable form (not source code) for production and distribution by PSC:

        FRx FOR WINDOWS STANDARD EDITION (VERSION 4.5) - to be bundled with every copy of Platinum for Windows (unless bundled with FRx Advanced Edition). Also available as bundled component of Platinum DOS products. The features of this Standard Version are detailed below. This product is not available for distribution on a Stand-Alone basis, but may be distributed by PSC as an upgrade to End Users who previously licensed the FRx Standard Edition (DOS) product.

        FRx FOR WINDOWS ADVANCED EDITION (VERSION 4.5) - to be bundled with every copy of Platinum for Windows Premier Ledger, Platinum Premier Ledger (DOS) and Platinum SQL NT products. Also available on a Stand-Alone basis to all existing Platinum users.

        FRx ENTERPRISE EDITION - New product to be released subsequent to date of Agreement which may include the following features: FRx Application Server; Report Manager; OLAP Processing capabilities; FASB 52; and Automated Electronic Report Distribution. Features and pricing to be determined upon product release.

        ADDITIONAL FRx PRODUCTS - Add-on or ancillary products that are sold separately on a Stand-Alone basis. This includes the FRx remote drill-down viewer and any future products that are packaged and sold separately from current FRx for Windows products.

USER AUTHORIZATION:

        BUNDLED AND STAND-ALONE DISTRIBUTION

        User Authorization equal to Platinum System Manager user authorization. (Should the number of authorized General Ledger users for a single server exceed fifty (50) users, PSC and FRx agree to negotiate in good faith to determine an equitable revenue allocation to FRx on a case-by-case basis.)


FEATURES OF FRx STANDARD EDITION:
The FRx Standard Edition shall have the same level of performance and functionality as FRx Advanced Edition 4.5, including FRx Drill Down viewer, subject to the following limitations:
Only one reporting tree may be used with two roll-up levels
No multicompany consolidation capability.
Can export to worksheets (i.e., Excel, Lotus 1-2-3) but cannot import data from worksheets into FRx
Limited to one general ledger link
No row linking capabilities
No FRx independent security

PSC PRODUCTS


        o   Platinum DOS Ledger 4.la
        o   Platinum DOS Ledger 2.x; 3.x (to be determined)
        o   Platinum Premier Ledger 4.la
        o   Platinum for Windows Premier Ledger 4.3a
        o   Platinum for Windows Standard Ledger 4.3a
        o   Platinum SQL NT 3.1 General Ledger
        o   Platinum SQL NT 3.2a and 3.2b General Ledger

                                    EXHIBIT B

                                  LICENSE FEES



                                          TIER I*                TIER II**
                                    -------------------     -------------------
                                    ROYALTY     MINIMUM     ROYALTY     MINIMUM
FRX PRODUCTS                          RATE      ROYALTY       RATE      ROYALTY
------------                        -------     -------     -------     -------
FRx Standard Edition***              [ * ]       [ * ]       [ * ]       [ * ]

FRx Advanced Edition:
    with PFW Standard Ledger         [ * ]       [ * ]       [ * ]       [ * ]

    with Premier Ledger              [ * ]       [ * ]       [ * ]       [ * ]

    with SQL NT Ledger               [ * ]       [ * ]       [ * ]       [ * ]

Upgrade to FRx Advanced
  from FRx Advanced-DOS****          [ * ]       [ * ]       [ * ]       [ * ]

FRx Enterprise Edition               [ * ]       [ * ]       [ * ]       [ * ]

FRx Remote DrillDown Viewer
  (per user)                         [ * ]       [ * ]       [ * ]       [ * ]

All additional FRx products          [ * ]       [ * ]       [ * ]       [ * ]

*       Prior To Attainment of Minimum Royalty Level defined in Section 1.8.
**      Subsequent To Attainment of Minimum Royalty Level defined in
          Section 1.8.
***     Includes upgrades from FRx Standard Edition (DOS). License fee waived if upgrading End User purchases Support Plan for Software.
****    License fee waived if upgrading End User purchases Support Plan for
          Software.

TBD: "To be determined"

Royalty Rate is to be applied to PSC Revenue (Section 1.6) using the following Allocation Formulas detailed in Section 6.4 for Bundled Products:


               FRx Standard Edition bundled with Platinum for Windows [*]
               FRx Advanced Edition bundled with Premier Ledger       [*]
               FRx Advanced Edition bundled with SQL NT               [*]

                                    EXHIBIT C

                                  DELIVERABLES

                                FRx DELIVERABLES

BETA DELIVERABLES:

o FRx application program executables, files and licensed supporting components (dll, vbx, ocx, etc.)
o Conversion utility program executables, files and licensed supporting components for conversion of FRx DOS and Platinum FRx for Windows data to the new release.
o labeled and identified as Beta version X.X on the delivery media and Help About menu.
o    Installation program for installing the beta software.
o    Documentation of product, including:
        o   Beta release notes (wt. installation instructions)
        o   Conversion utility
        o   FRx user guide
        o   Platinum interface guide
o Current PTR list documenting outstanding PSC-specific PTRs and their severity.

PHASE I*: ABOVE DELIVERABLES FOR THE FOLLOWING PSC PRODUCTS:

o    Platinum DOS Ledger 4.1a
o    Platinum Premier Ledger 4.la
o    Platinum for Windows Premier Ledger 4.3a
o    Platinum for Windows Standard Ledger 4.3a


     PHASE II*: Above DELIVERABLES FOR THE FOLLOWING PSC PRODUCTS:

o    Platinum SQL NT 3.1 General Ledger
o    Platinum SQL NT 3.2a and 3.2b General Ledger

PHASE III*: FINAL ACCEPTANCE OF SOFTWARE

     GENERAL AVAILABILITY DELIVERABLES:

o Application program executables, files and licensed supporting components (dll, vbx, ocx, etc.)
o Conversion utility program executables, files and licensed supporting components for conversion of FRx DOS and Platinum FRx for Windows data to the new release.
o    Installation program for installing the software.
o    Documentation of product, including:

        o   GA release notes (with installation instructions)
        o   Conversion utility documentation
        o   FRx user guide
        o   Platinum interface guide
o Current PTR list documenting outstanding PSC-specific PTRs and their severity.


*See payment requirements in Section 6.1 upon completion of each phase.



                                PSC DELIVERABLES


Listing of all users enrolled in a PSC Support Plan covering FRx products as of Effective Date of Agreement. Listing to be provided no later than thirty (30) days after the Effective Date and prior to distribution of Software to End Users. The following shall be included for each End User:

        o   User name and address
        o   PSC Product version
        o   FRx Product version
        o   Expiration date of current plan
        o   Annual cost of plan
        o   Remaining Cost to Plan Expiration
        o   Restrictions or limitations on coverage
        o   Type of Plan (MP, CSP, PSP, other)

                                    EXHIBIT D

                               INTEGRATION PROGRAM

ISSUES TO BE RESOLVED THROUGH JOINT EFFORTS BY FRx AND PSC SUBSEQUENT TO EFFECTIVE DATE:

        o   Software Registration Procedures

        o   Installation

        o   Integration with PSC menus

        o   Security

        o   Software licensing methods for international distribution

                                    EXHIBIT E

                         LISTING OF END USERS REQUIRING
                           SOURCE CODE ESCROW/SUPPORT


Information to be provided to FRx by PSC within thirty (30) days of Effective Date.

                                    EXHIBIT F

                                   TRADEMARKS

FRx

FRx:  The Financial Reporting Extender

                                    EXHIBIT G

                           SOFTWARE PROBLEM RESOLUTION


During the term of this agreement, FRx will use all reasonable efforts to correct defects in the Software in accordance with the schedule set forth below.

SEVERITY I ERROR: A severity I error will consist of an Error or group of Errors that render a significant portion of the program unusable and no immediate means of circumvention is available, or an Error in which the program is causing damage to data files or databases. FRx will provide a circumvention to a Severity I Error within three (3) business days and will provide a resolution to a Severity I Error within five (5) business days.

SEVERITY II ERROR: A severity II error will consist of an Error or group of Errors that render certain significant and fundamental features or portions of the program unusable and no immediate means of circumvention is available. FRx will provide a circumvention to a Severity II Error within five (5) business days and will provide a resolution to a Severity II Error within fifteen (15) business days.

SEVERITY III ERROR: A severity III error will consist of an Error or group of Errors that render use of the program difficult and for which inconvenient means of circumvention are available to the user. FRx will provide resolution to a Severity III Error in thirty (30) business days.

SEVERITY IV ERROR: A severity IV error will consist of an Error or group of Errors that can be easily circumvented or tolerated by the user of the Program. FRx will provide resolution to a Severity IV Error in the next upgrade of the program.

DETERMINATION OF TIME FRAME FOR ERROR CORRECTION.
The time in which FRx will provide a circumvention or resolution of an Error will be measured from the later of identification of the Error through communication from PSC, Reseller or End User or delivery to FRx of materials required by FRx to replicate the Error. Further, should the Error be caused or directly related to an error or design flaw in any PSC module, the time in which FRx will provide a circumvention or resolution of an Error will be measured from the date the error or design flaw is corrected in the related PSC module and such corrected module is provided to FRx.

CHANGES TO PSC TABLE STRUCTURES OR FILES
Should PSC modify its data model, table structures or files in a manner that affects the operation of FRx, the above Error correction policies will not apply. If PSC notifies FRx prior to the change and provides FRx an opportunity to assess and comment on the impact of such change, then FRx will use all reasonable efforts to ensure the continued compatibility of Software with PSC product within 60 days of receipt of all the following items: (i) written notification of specific changes; (ii) PSC software reflecting such changes; and
(iii) a test PSC database for FRx use in testing changes to its Software. If FRx does not receive prior notification of and an opportunity to comment on proposed change, FRx will make a reasonable effort to accommodate change but cannot commit to a specific time frame for completion.

                                    EXHIBIT H

                    PSC LICENSE AGREEMENTS AND SUPPORT PLANS



EXHIBIT H-1       PLATINUM SOFTWARE LICENSE AGREEMENT

EXHIBIT H-2       PLATINUM SQL NT SOFTWARE LICENSE AGREEMENT

EXHIBIT H-3       PLATINUM SUPPORT AND MAINTENANCE AGREEMENT

EXHIBIT H-2       PLATINUM SQL NT SUPPORT AGREEMENT

                                   EXHIBIT H-1

                        --------------------------------

                            PLATINUM SOFTWARE LICENSE

                        --------------------------------


            [LOGO]                                          PLATINUM(R)
   PLATINUM                                            [Multi-User Version]
   SOFTWARE CORPORATION

BY OPENING THE SEALED PACKET(S) CONTAINING THE SOFTWARE, YOU INDICATE YOUR ACCEPTANCE OF THE FOLLOWING PLATINUM SOFTWARE LICENSE AGREEMENT ("AGREEMENT"). IF YOU DO NOT AGREE TO THE TERMS OF THIS AGREEMENT, PROMPTLY RETURN THIS PRODUCT UNOPENED TO THE PLACE YOU OBTAINED IT FOR A FULL REFUND.

PLATINUM LICENSE AGREEMENT


                            PLATINUM SOFTWARE LICENSE

1. GRANT OF LICENSE. Platinum Software Corporation or the applicable Platinum country organization or subsidiary ("Platinum") grants you the following rights with respect to the Platinum software program identified above (the "SOFTWARE"):

(a) Installation. You may install one (1) copy of the SOFTWARE on a single computer if you are licensing the single user version or on a single computer acting as a network server (the "SERVER") if you are licensing the multi-user version.

(b) Use. SOFTWARE may only be used on one and the same computer or SERVER. As part of the multi-user version three (3) concurrent users may access the network and use the services provided by the SERVER. In order to authorize additional concurrent users a customer must purchase additional user blocks. Concurrent users are the number of users logged on to and using the SOFTWARE.

(c) Notice to Users. You shall inform all users of the SOFTWARE of the terms and conditions of this Agreement.

2. COPYRIGHT. You acknowledge and agree that the SOFTWARE and SOFTWARE documentation are proprietary products of Platinum and are owned by Platinum or its suppliers and, as such, are protected by United States copyright laws and international treaty provisions. Therefore, you must treat the SOFTWARE like any other copyrighted material (e.g. a book or musical recording) except that you may either (a) make one copy of the SOFTWARE solely for backup or archival purposes, or (b) transfer the SOFTWARE to a single hard disk provided you keep the original solely for backup or archival purposes. You may not copy the written materials accompanying the SOFTWARE. You may copy on-line documentation for internal business use only provided all copies contain Platinum's proprietary rights notice. Platinum retains all title and ownership of the SOFTWARE.

3. OTHER RESTRICTIONS. This Agreement is your proof of license to exercise the rights granted herein and must be retained by you. You may not rent or lease the SOFTWARE, but you may transfer your rights under this Agreement on a permanent basis provided you transfer this Agreement, all copies of the SOFTWARE and all written materials, and the recipient agrees to the terms of this Agreement. You may not reverse engineer, decompile, or disassemble the SOFTWARE. Any transfer of the SOFTWARE must include the most recent update and all prior versions.

4. LIMITED WARRANTY. Platinum warrants that the magnetic media, disk or CD ROM on which the SOFTWARE is recorded and any SOFTWARE documentation will be free from defects in material and workmanship under normal use for a period of ninety
(90) days from date of receipt. Other than the media warranty, the SOFTWARE is licensed on an "AS IS" basis.

5. LIMITATION OF LIABILITY. Platinum's entire liability to you or any other party for any loss or damage resulting from any claims, demands or actions arising out of this Agreement shall not exceed the license fee paid to Platinum for the SOFTWARE, net of dealer or distributor margins.

6. NO OTHER WARRANTIES. PLATINUM DISCLAIMS ALL OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE SOFTWARE AND THE ACCOMPANYING SOFTWARE DOCUMENTATION. THIS LIMITED WARRANTY GIVES YOU SPECIFIC LEGAL RIGHTS. YOU MAY HAVE OTHERS, WHICH VARY FROM STATE TO STATE.

7. NO LIABILITY FOR CONSEQUENTIAL DAMAGES. In no event shall Platinum or its suppliers be liable for any indirect, incidental, consequential, special or exemplary damages whatsoever (including, without limitation, damages for loss of business profits, business interruption, loss of business information, or other pecuniary loss) arising out of the use or inability to use the SOFTWARE, even if Platinum has been advised of the possibility of such damages. Because some states do not allow the exclusion or limitation of liability for consequential or incidental damages, the above limitation may not apply to you.

8. EXPORT RESTRICTIONS. You agree that neither you nor your customers intend to or will, directly or indirectly, export or transmit the SOFTWARE or related documentation and technical data to any country to which such export or transmission is restricted by any applicable U.S. regulation or statue, without the prior written consent, if required, of the Bureau of Export Administration of the U.S. Department of Commerce, or such other governmental entity as may have jurisdiction over such export or transmission.

9. TERMINATION. This Agreement is effective until terminated. This Agreement will terminate automatically without notice from Platinum if you fail to comply with any provision of the Agreement. Upon termination you shall destroy all copies of the SOFTWARE, including modified copies, if any.

10. GOVERNMENT RESTRICTED RIGHTS. The SOFTWARE and documentation are provided with Restricted Rights. Use, duplication or disclosure by the Government is subject to restrictions as set forth in subparagraph (c) (1) (ii) of the Rights in Technical Data and Computer Software clause at DFARS 252.227-7013 or subparagraphs (c) (1) and (2) of the Commercial Computer Software - Restricted Rights at 48CFR 52.227-19 as applicable. Manufacturer is Platinum Software Corporation, 195 Technology Drive, Irvine, CA 92718.

If you acquired this product in the United States, this Agreement is governed by the laws of the State of California.

Should you have any questions concerning this Agreement, or if you desire to contact Platinum for any reason, please contact your local Platinum sales office, or write Platinum Software Corporation Sales and Service, 195 Technology Drive, Irvine, CA 92718.

                                   EXHIBIT H-2

                        --------------------------------

                            PLATINUM SOFTWARE LICENSE

                        --------------------------------


            [LOGO]                                     PLATINUM(R) SQL NT
   PLATINUM                                     [AUTHORIZED CONCURRENT USERS: 5]
   SOFTWARE CORPORATION


BY OPENING THE SEALED PACKET(S) CONTAINING THE SOFTWARE, YOU INDICATE YOUR ACCEPTANCE OF THE FOLLOWING PLATINUM SOFTWARE LICENSE AGREEMENT ("AGREEMENT"). IF YOU DO NOT AGREE TO THE TERMS OF THIS AGREEMENT, FOR A FULL REFUND, PROMPTLY RETURN THIS PRODUCT UNOPENED TO THE PLACE YOU OBTAINED IT.

PLATINUM LICENSE AGREEMENT

                            PLATINUM SOFTWARE LICENSE

1. GRANT OF LICENSE. Platinum Software Corporation ("Platinum") grants you the following rights with respect to the Platinum software program identified above (the "SOFTWARE"):

(a) Installation. You may install the server portion of the SOFTWARE on a single computer acting as a network server (the "SERVER"). You may install the client portion of the SOFTWARE, which includes client interface libraries and client utilities on workstations or computers operating on a single computer network which are connected to the SERVER.

(b) Use. The components of the SERVER portion of the SOFTWARE may only be used on one and the same SERVER. As part of this license, five (5) concurrent users may access the network and use the services provided by the SERVER. In order to authorize additional concurrent users a customer must purchase additional user blocks. Concurrent users are the number of users logged on to the system manager module. If one user is logged on to more than one application at the same time, each application will be counted as a separate concurrent user. In addition, the SOFTWARE may be used on an additional server, at no additional charge, for the purpose of training your employees on the use of the SOFTWARE, provided that the SOFTWARE is removed from the second server once the training session is completed.

(c) Developer Tools. If you have purchased a license for the developer tools, you may use the developer tools, in machine-readable form only and for modification and enhancement of the SOFTWARE for internal business use only. The developer tools may not be used to design or develop any products to be sublicensed or distributed.

(d) Notice to Users. You shall inform all users of the SOFTWARE of the terms and conditions of this Agreement.

(e) License Limitation. The magnetic media, disk or CD-ROM on which the SOFTWARE is recorded may contain modules or applications for which you do not have a fully paid license to use. You agree to install and use only those applications or modules of the SOFTWARE for which you have a fully paid license.

2. COPYRIGHT. You acknowledge and agree that the SOFTWARE and SOFTWARE documentation are proprietary products of Platinum and are owned by Platinum or its suppliers and, as such, are protected by United States copyright laws and international treaty provisions. Therefore, you must treat the SOFTWARE like any other copyrighted material (e.g. a book or musical recording) except that you may either (a) make one copy of the SOFTWARE solely for backup or archival purposes, or (b) transfer the SOFTWARE to a single hard disk provided you keep the original solely for backup or archival purposes. You may not copy the written materials accompanying the SOFTWARE. Platinum retains all title and ownership of the SOFTWARE.

3. OTHER RESTRICTIONS. This Agreement is your proof of license to exercise the rights granted herein and must be retained by you. You may not rent or lease the SOFTWARE, but you may transfer your rights under this Agreement on a permanent basis provided you transfer this Agreement, all copies of the SOFTWARE and all written materials, and the recipient agrees to the terms of this Agreement. You may not reverse engineer, decompile, or disassemble the SOFTWARE. Any transfer of the SOFTWARE must include the most recent update and all prior versions.

4. LIMITED WARRANTY. Platinum warrants that the magnetic media on which the SOFTWARE is recorded and any SOFTWARE documentation will be free from defects in material and workmanship under normal use for a period of ninety (90) days from date of receipt. Platinum also warrants that the original copy of the SOFTWARE will perform substantially in accordance with the accompanying SOFTWARE documentation for a period of ninety (90) days from the date of receipt. Platinum does not warrant that functions contained in the SOFTWARE will meet your requirements or that the operation of the SOFTWARE will be error-free or uninterrupted. Your exclusive remedy for breach of Platinum's warranty shall be
(i) in case of defects in the media, the replacement by Platinum of any magnetic media not meeting the warranty and (ii) in case of any defect in the SOFTWARE, Platinum shall use reasonable efforts to provide corrections or fixes in a timely manner, or at its option replace the SOFTWARE, provided the SOFTWARE is returned with a copy of your receipt. This limited warranty is void if failure of the SOFTWARE has resulted from accident, abuse, or misapplication. Any replacement SOFTWARE will be warranted for the remainder of the original warranty period or thirty (30) days, whichever is longer.

5. LIMITATION OF LIABILITY. Platinum's entire liability to you or any other party for any loss or damage resulting from any claims, demands or actions arising out of this Agreement shall not exceed the license fee paid to Platinum for the SOFTWARE, net of dealer or distributor margins.

6. NO OTHER WARRANTIES. PLATINUM DISCLAIMS ALL OTHER WARRANTIES, TERMS OR CONDITIONS EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES, TERMS OR CONDITIONS OF MERCHANTABILITY, SATISFACTORY QUALITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE SOFTWARE AND THE ACCOMPANYING SOFTWARE DOCUMENTATION. THIS LIMITED WARRANTY GIVES YOU SPECIFIC LEGAL RIGHTS. YOU MAY HAVE OTHERS, WHICH VARY FROM STATE TO STATE.

7. NO LIABILITY FOR CONSEQUENTIAL DAMAGES. In no event shall Platinum or its suppliers be liable for any indirect, incidental, consequential, special or exemplary damages whatsoever (including, without limitation, damages for loss of business profits, business interruption, loss of business information, or other pecuniary loss) arising out of the use or inability to use the SOFTWARE, even if Platinum has been advised of the possibility of such damages. Because some states do not allow the exclusion or limitation of liability for consequential or incidental damages, the above limitation may not apply to you.

8. EXPORT RESTRICTIONS. You agree that neither you nor your customers intend to or will, directly or indirectly, export or transmit the SOFTWARE or related documentation and technical data to any country to which such export or transmission is restricted by any applicable U.S. regulation or statue, without the prior written consent, if required, of the Bureau of Export Administration of the U.S. Department of Commerce, or such other governmental entity as may have jurisdiction over such export or transmission.

9. TERMINATION. This Agreement is effective until terminated. This Agreement will terminate automatically without notice from Platinum if you fail to comply with any provision of the Agreement. Upon termination you shall destroy all copies of the SOFTWARE, including modified copies, if any.

10. MAINTENANCE AND SUPPORT. Maintenance, including the provision of upgrades and updates to the SOFTWARE, and telephone support is available from Platinum only through a maintenance plan. Upgrades and updates are not available separately.

The SOFTWARE and documentation are provided with Restricted Rights. Use, duplication or disclosure by the Government is subject to restrictions as set forth in subparagraph (c) (1) (ii) of the Rights in Technical Data and Computer Software clause at DFARS 252.227-7013 or subparagraphs (c) (1) and (2) of the Commercial Computer Software - Restricted Rights at 48CFR 52.227-19 as applicable. Manufacturer is Platinum Software Corporation, 195 Technology Drive, Irvine, CA 92718.

If you acquired this product in the United States, this Agreement is governed by the laws of the State of California. If you acquired this product in Australia or New Zealand, this Agreement is governed by the laws of New South Wales and New Zealand, respectively.

Should you have any questions concerning this Agreement, or if you desire to contact Platinum for any reason, please contact your local Platinum sales office, or write Platinum Software Corporation Sales and Service, 195 Technology Drive, Irvine. CA 92718.

                                   EXHIBIT H-3

                        --------------------------------

                          PLATINUM SOFTWARE CORPORATION

                        --------------------------------

                                     [LOGO]

                                    PLATINUM
                              SOFTWARE CORPORATI0N


        MAINTENANCE COMMENCEMENT DATE ____________________________________

        REGISTERED USER NAME _____________________________________________


                           PLATINUM SUPPORT AGREEMENT
                               (PLATINUM(R) SQL NT)

This document certifies that the registered user identified above is entitled to receive the following maintenance services for the one year period beginning on the Maintenance Commencement Date.

1. UNLIMITED TELEPHONE OR FACSIMILE SUPPORT. The hours of operation are 6:00 AM to 6:00 PM, Pacific Standard Time, during normal business hours (Monday through Friday), excluding holidays. The registered user shall appoint three (3) individuals within its organization to serve as the primary contacts between Platinum and the registered user and to receive support through the telephone support center.

2. SOFTWARE UPDATES/UPGRADES. Platinum shall provide to the registered user without additional charge, all updates to the Software Program specified above (including related documentation) commercially released by Platinum during the term of the maintenance agreement. Updates consist of new releases of a particular software version which provide functional enhancements and error corrections. Platinum shall provide to the registered user without additional charge, all upgrades to the Licensed Software commercially released by Platinum during the term of the agreement. Upgrades consist of new releases with a higher Platinum version number such as from version 1.0 to 2.0.

3. REMOTE DIAGNOSTICS. Platinum may provide remote access software to facilitate remote diagnostics. In order to take advantage of remote diagnostics, Customer may be required to purchase a compatible modem.

4. LIMITED WARRANTY. Platinum warrants that the maintenance services will be performed in a professional workmanlike manner. PLATINUM DISCLAIMS ALL OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE MAINTENANCE SERVICES. THIS LIMITED WARRANTY GIVES YOU SPECIFIC LEGAL RIGHTS. YOU MAY HAVE OTHERS, WHICH VARY FROM STATE TO STATE.





           PLATINUM SOFTWARE TELEPHONE SUPPORT NUMBER: (800) 285-7877

5. LIMITATION OF LIABILITY. Platinum's entire liability to you or any other party for any loss or damage resulting from any claims, demands or actions arising out of this Agreement shall not exceed the maintenance fee paid to Platinum for the SOFTWARE, net of dealer or distributor margins.

6. NO LIABILITY FOR CONSEQUENTIAL DAMAGES. In no event shall Platinum or its suppliers be liable for any indirect, incidental, consequential, special or exemplary damages whatsoever (including, without limitation, damages for loss of business profits, business interruption, loss of business information, or other pecuniary loss) arising out of the use or inability to use the SOFTWARE or the performance or failure to perform maintenance services, even if Platinum has been advised of the possibility of such damages. Because some states do not allow the exclusion or limitation of liability for consequential or incidental damages, the above limitation may not apply to you.

7. TERM. The registered user will be invoiced for annual maintenance for subsequent periods beginning on the anniversary of the Maintenance Commencement Date, unless the registered user notifies Platinum in writing of its desire to not renew maintenance 60 days prior to the end of existing maintenance period.

If you acquired the software product in the United States, this Agreement is governed by the laws of thc State of California.

Should you have any questions concerning this Agreement, or if you desire to contact Platinum for any reason, please contact your local Platinum sales office, or write Platinum Software Corporation Sales and Service, 195 Technology Drive, Irvine, CA 92718.








           PLATINUM SOFTWARE TELEPHONE SUPPORT NUMBER: (800) 285-7877

                                   EXHIBIT H-4



                                     [LOGO]

                                    PLATINUM
                              SOFTWARE CORPORATI0N




                   PLATINUM SUPPORT AND MAINTENANCE AGREEMENT
                   (PLATINUM(R) AND PLATINUM(R) FOR WINDOWS)


This document certifies that the registered user identified on the attached or accompanying receipt is entitled to receive the following benefits during the subscription term specified on the receipt.

1. MAINTENANCE PLAN (MP) BENEFITS. For MP subscribers, Platinum shall provide the following to the registered user without additional charge: all updates for the installed and registered Software Program(s) specified above (including related documentation) commercially released by Platinum during the term of the subscription (updates consist of new releases of a particular software version which provide functional enhancements and error corrections); annual tax updates; a subscription to the on-line Platinum Bulletin Board Service; a 10% discount on registration for the annual Platinum user conference; a 50% discount on all version and product upgrades to the Software Programs commercially released by Platinum during the term of the subscription (version upgrades consist of new releases with a higher Platinum version number such as from 1.0 to 2.0 and product upgrades are different products within the Platinum(R) line, such as from Platinum(R) to Platinum(R) for Windows).

2. COMPREHENSIVE SUPPORT PLAN (CSP) BENEFITS. For CSP subscribers, Platinum shall provide the following to the registered user without additional charge: all benefits associated with the MP Plan above, plus unlimited telephone and facsimile support. The hours of support operation are 5:00 AM to 6:00 PM, Pacific Standard Time, during normal business hours (Monday through Friday), excluding holidays. The registered user shall appoint up to two (2) individuals within its organization to serve as the primary contacts between Platinum and the registered user, and to receive support through the telephone support center. Additional contacts may be purchased for a fee. Phone support will be offered for the current version, plus one previous version (e.g., version 4 and 3).

3 . PREMIER SUPPORT PLAN (PSP) BENEFITS. For PSP subscribers, Platinum shall provide the following to the registered user without additional charge: all benefits associated with the CSP Plan above, plus the following: all version upgrades to the Software Programs commercially released by Platinum during the subscription term. Product upgrades must be purchased separately.

4. LIMITED WARRANTY. Platinum warrants that the support services will be performed in a professional workmanlike manner. PLATINUM DISCLAIMS ALL OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE SUPPORT SERVICES. THIS LIMITED WARRANTY GIVES YOU SPECIFIC LEGAL RIGHTS. YOU MAY HAVE OTHERS, WHICH VARY FROM STATE TO STATE.

5. LIMITATION OF LIABILITY. Platinum's entire liability to you or any other party for any loss or damage resulting from any claims, demands or actions arising out of this Agreement shall not exceed the support fee paid to Platinum for the Software, net of dealer or distributor margins.

6. NO LIABILITY FOR CONSEQUENTIAL DAMAGES. In no event shall Platinum or its suppliers be liable for any indirect, incidental, consequential, special or exemplary damages whatsoever (including, without limitation, damages for loss of business profits, business interruption, loss of business information, or other pecuniary loss) arising out of the use or inability to use the Software or the performance or failure to perform support services, even if Platinum has been advised of the possibility of such damages. Because some states do not allow the exclusion or limitation of liability for consequential or incidental damages, the above limitation may not apply to you.

7. TERM. The subscription term shall begin on the commencement date specified above and shall expire annually on March 31. The registered user will be invoiced for annual renewals unless Platinum receives written notification canceling the subscription 60 days prior to the expiration date.

8. CONDITIONS. If a subscriber allows its support plan to expire and desires to resume support, the subscriber shall be required to pay a fee equal to one half of the annual fee for the maintenance plan that the subscriber is signing up for. Program maintenance for previous versions may be discontinued with a 1-year advance notice. Maintenance and support plans are nontransferable. If an end user cancels its subscription anytime during a subscription period, no refund, pro-rated or otherwise, will be given. This Agreement is for one plan, per registered user, for all registered modules. If the use of a specific licensed and registered module is discontinued, a letter must be sent on company letterhead (signed by an officer of the company) indicating the company is no longer using the module. Serial numbers for discontinued modules must be included in the letter. Add-on modules will be pro-rated to the subscription expiration date for the current plan and suggested retail price.

This Agreement is governed by the laws of the State of California in the United States of America.

Should you have any questions concerning this Agreement, or if you desire to contact Platinum for any reason, please contact your local Platinum sales office, or write Platinum Software Corporation, Sales and Service, 195 Technology Drive, Irvine, CA 92718. The Platinum Software telephone technical support number is (800) 333-5242.

                                    EXHIBIT I






                      FORM OF SOURCE CODE ESCROW AGREEMENT

                                    FLEXSAFE

                          TECHNOLOGY DEPOSIT AGREEMENT

                      Deposit Account Number 0618024-00001

                                    Recitals


This FlexSAFE Technology Deposit Agreement including any Exhibits ("Agreement") is effective this 1st day of August 1995, by and between Data Securities International, Inc. ("DSI") a Delaware corporation, and FRx Software Corporation ("Depositor").

Notices to Depositor and DSI should be sent to the parties at the addresses identified in the attached Exhibit A.

WHEREAS, Depositor has deposited or will deposit with DSI proprietary data to provide for retention and controlled access under the conditions specified;

WHEREAS, Depositor desires the Agreement to be supplementary to the license agreement between Depositor and FlexSAFE Licensee pursuant to 11 United States Code Section 365(n).

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. Deposit Account. Following the execution and delivery of the Agreement and the payment of the first year escrow fee to DSI, DSI shall open a deposit account ("Deposit Account") and a FlexSAFE enrollment system for Depositor. The opening of the Deposit Account means that DSI shall establish an account ledger in the name of Depositor, calendar renewal notices to be sent to Depositor as provided in Section 4, and periodically request deposit materials ("Deposit") from Depositor. Unless and until Depositor makes the Deposit with DSI, DSI shall have no further obligation to Depositor except as defined by this section.

Depositor agrees to designate one individual to receive notices from DSI and to act on behalf of Depositor in relation to the performance of its obligations as set forth in the Agreement and to notify DSI immediately in the event of any change from one designated contact to another as stipulated in Exhibit A.

2. Exhibit B. Depositor will submit material to DSI for retention and administration in the Deposit Account together with a completed document describing the Deposit called a "Description of Deposit Materials", hereinafter referred to as Exhibit B. Each Exhibit B should be signed by Depositor prior to submittal to DSI.

3. Deposit Obligations of Confidentiality. DSI agrees to establish a locked receptacle in which it shall place the Deposit and shall put the receptacle under the administration of one or more of its officers, selected by DSI, whose identity shall be available to Depositor at all times. DSI shall exercise a professional level of care in carrying out the terms of the Agreement.

DSI acknowledges Depositor's assertion that the Deposit shall contain proprietary data and that DSI has an obligation to preserve and protect the confidentiality of the Deposit.

Except as provided for in the Agreement, DSI agrees that DSI shall not divulge, disclose, make available to third parties, nor make any use whatsoever of the Deposit.

4. Term of Agreement. The initial term of the Agreement is for a period of one
(1) year. Thereafter the Agreement shall automatically renew from year-to-year unless the Depositor elects not to pay the renewal fee. In the event of the nonpayment of fees owed to DSI, DSI shall provide written notice of the delinquency to Depositor. The Depositor shall have the right to make the payment to DSI to cure the default.

If the past-due payment is not received in full by DSI within one (1) month of the date of such notice, then DSI shall have the right to terminate the Agreement any time thereafter by sending written notice of termination to all parties. DSI shall have no obligation to deliver the Deposit or to take any other action under the Agreement so long as any payment which is due to DSI remains unpaid. Upon termination, DSI, at its sole discretion, will either destroy the Deposit or return the Deposit to Depositor, provided that DSI will return the Deposit to the Depositor at Depositor's request. IN NO EVENT SHALL DSI HAVE ANY LIEN ON OR INTEREST IN THE DEPOSIT.

5. FlexSAFE Enrollment System. After DSI's acceptance of the Deposit, Depositor may enroll one or more licensees as "FlexSAFE Licensee" to the Deposit Account. Depositor will execute and submit to DSI a "FlexSAFE Licensee Enrollment" document ("Exhibit T") , listing each licensee to be enrolled as a FlexSAFE Licensee under the Agreement. Upon DSI's acceptance of an Exhibit T and payment of the enrollment fee, client will become a FlexSAFE Licensee ("FlexSAFE Licensee").

6. Other Third Parties. DSI shall have no obligation to any other third party except FlexSAFE Licensee accepted by DSI. DSI and Depositor shall have the right to modify or cancel the Agreement without the consent of any third party.

7. FlexSAFE Licensee Account. Following the execution of Exhibit T by Depositor and DSI, DSI will open a FlexSAFE Licensee Account for FlexSAFE Licensee. The opening of the FlexSAFE Licensee Account means that DSI shall establish a unique enrollment number ("FlexSAFE Licensee Number") in the name of FlexSAFE Licensee. DSI shall issue to FlexSAFE Licensee an enrollment letter, a copy of the Agreement and an account history.

8. Notices and Communications. Notices and invoices (if appropriate) to FlexSAFE Licensee should be sent to the party at the address identified in Exhibit T.

If the designated contact identified in Exhibit T is not correct, FlexSAFE Licensee or Depositor will designate another individual ("Designated Contact") to receive notices from DSI.

9. Term and Renewal of FlexSAFE Licensee Account. Upon receipt by DSI of Depositor's executed Exhibit T, the FlexSAFE Licensee Account will have an initial term of one (1) year, unless the Deposit Account terminates earlier, causing the FlexSAFE Licensee Account to terminate.

After the initial term, the FlexSAFE Licensee Account may be adjusted to a term coincident with the current term of the Agreement. FlexSAFE Licensee or Depositor has the right to pay enrollment renewal fees. Only Depositor may pay Deposit Account fee and other fees related to Deposit Account. In the event FlexSAFE Licensee pays the enrollment renewal fees and Depositor is of the opinion that any necessary condition for renewal is not met, Depositor may so notify DSI and FlexSAFE Licensee in writing. DSI shall then terminate that FlexSAFE Licensee.

10. Account History. DSI agrees to keep records of the activities undertaken, and materials prepared pursuant to the Agreement. DSI may issue an account history to FlexSAFE Licensee profiling the Deposit Account. Such account history will identify Depositor, FlexSAFE Licensee, current Designated Contact, selected special services , and Exhibit B history which includes Deposit Material acceptance and destruction or return dates. Depositor will notify DSI if the account history is not to be provided to FlexSAFE Licensee.

11. Release of Deposit Copy to FlexSAFE Licensee Upon Depositor Instruction. Upon receipt by DSI of a valid written instruction directly from Depositor, Depositor's trustee in bankruptcy, or a court of competent jurisdiction, and payment to DSI of the deposit copying and delivery fees, DSI will prepare and release a copy of the Deposit for the FlexSAFE Licensee identified in the instruction.

12. Filing for Release of Deposit by FlexSAFE Licensee. Upon notice to DSI by FlexSAFE Licensee of the occurrence of a filing condition as defined in Section 14, DSI shall notify Depositor by certified mail or commercial express mail service with a copy of the notice from FlexSAFE Licensee. If Depositor provides DSI with contrary instruction within sixty (60) days, DSI shall not deliver a copy of the Deposit to FlexSAFE Licensee. "Contrary Instruction" is a notice to DSI stating that a Contrary Instruction is in effect. DSI shall send a copy of the notice by certified mail or commercial express mail service to FlexSAFE Licensee. DSI shall notify both Depositor and FlexSAFE Licensee that there is a dispute to be resolved.

13. Release of Deposit Copy Upon No Contrary Instruction. Depositor and DSI agree that, pursuant to the terms and conditions of the Agreement, and provided that Depositor does not provide a Contrary Instruction in accordance with
Section 12, the Deposit shall be held for delivery by DSI to the FlexSAFE Licensee who provides DSI with all of the following:

     a. Copy of a current, valid license agreement between Depositor and FlexSAFE Licensee;

     b. Written demand that a copy of the Deposit be released and delivered to FlexSAFE Licensee;

     C. Written notice that the copy of the Deposit being released to, FlexSAFE Licensee be used only as permitted under the license agreement;

     d. Specific delivery instructions along with deposit copying and delivery fees; and

     e. Written notice that the release of the Deposit copy is pursuant to, 11 United States Code Section 365(n).

14. Filing Conditions of Deposit to FlexSAFE Licensee. Filing conditions are:

               Existence of any one or more of the following circumstances, uncorrected for more than thirty (30) days: entry of an order for relief under Title 11 of the United States Code; the making by Depositor of a general assignment for the benefit of creditors; the appointment of a general receiver or trustee in bankruptcy of Depositor's business or property; or action by Depositor under any state insolvency or similar law for the purpose of its bankruptcy, reorganization, or liquidation.

15. Indemnification. DSI shall be responsible to perform its obligations under this Agreement and to act in a reasonable and prudent manner with regard to this escrow arrangement. Provided DSI has acted in the manner stated in the preceding sentence, Depositor agrees to indemnify, defend and hold harmless DSI from any claims, actions, damages, costs, attorney's fees and other liabilities incurred by DSI relating in any way to this escrow arrangement.

16. General. DSI may act in reliance upon any instruction, instrument, or signature believed to be genuine and, unless Depositor has informed DSI in writing that only certain employees of Depositor are authorized to provide notices or instructions hereunder, DSI may assume that any employee giving any written notice, request, advice or instruction in connection with or relating to the Agreement has apparent authority and has been duly authorized to do so. DSI is not responsible for failure to fulfill its obligations under the Agreement due to causes beyond DSI's control.

The Agreement is to be governed by and construed in accordance with the laws of the State of California.

The Agreement constitutes the entire agreement between the parties concerning the subject matter hereof, and supersedes all previous communications, representations, understandings, and agreements, either oral or written, between the parties.

Any term or provision of the Agreement may be amended, and the observance of any term of the Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by a writing signed by the party to be bound thereby.

No party may assign or delegate the Agreement or any of its rights, duties, or obligations hereunder to any person or entity without the prior written approval of the other parties hereto, which consent shall not be unreasonably withheld, except that a party may assign and delegate the Agreement in its entirety incidental to a transfer of all or substantially all of such party's business. Any assignment which is made in violation of the Agreement shall be void.

If any provision of the Agreement is held by any court to be invalid or unenforceable, that provision will be severed from the Agreement and any remaining provisions will continue in full force.

17. Fees. Fees are due upon receipt of signed contracts, receipt of Deposit materials, or when service is requested, whichever is earliest. Renewal fees will be due in full upon the receipt of invoice unless otherwise specified by the invoice. If invoiced fees are not paid within ninety (90) days of the date of invoice, DSI may terminate the Agreement. If the payment is not timely received by DSI within thirty (30) days of the date of invoice, which shall not be earlier than the date of mailing of the invoice, DSI shall have the right to accrue and collect interest at the rate of one and one-half percent per month (18% per annum) from the date of the invoice for all late payments.

All service fees and renewal fees will be those specified in DSI's Fee and Services Schedule in effect at the time of renewal or request for service, except as otherwise agreed. For any increase in DSI's standard fees, DSI shall notify Depositor at least ninety (90) days prior to the renewal of the Agreement. For any service not listed on the Fee and Services Schedule, DSI shall provide a quote prior to rendering such service.

                                             Data Securities
FRx SOFTWARE CORPORATION                     International, Inc.
----------------------------------           DSI
Depositor

By: /s/ MICHAEL L. ROHAN                     By: /s/ CHRISTIE WOODWARD
   -------------------------------              --------------------------------

Name: Michael L. Rohan                       Name: Christie Woodward
     -----------------------------                ------------------------------

Title: President                             Title: Contract Administrator
      ----------------------------                 -----------------------------

Date: July 27, 1995                          Date: August 1, 1995
     -----------------------------                ------------------------------

                                                                       EXHIBIT A


                                    FLEXSAFE

                          TECHNOLOGY DEPOSIT AGREEMENT


                      Deposit Account Number 0618024-00001


                        Designated contact and locations


Notices to Depositor regarding
Agreement terms and conditions                    Invoices should
should be addressed to:                           be addressed to:

Depositor: FRx Software Corporation
           ------------------------               ------------------------------
Address:   4949 So. Syracuse St
           ------------------------               ------------------------------
           Suite 620
           ------------------------               ------------------------------
           Denver, CO 80237
           ------------------------               ------------------------------

           ------------------------               ------------------------------


Designated
contact:   Michael L. Rohan
           ------------------------               ------------------------------
Telephone: (303) 741-0900
           ------------------------               ------------------------------
Facsimile: (303) 741-3335
           ------------------------               ------------------------------


All requests from Depositor to change the designated contact must be given in writing and signed by the designated contact or an authorized representative of Depositor.


Contracts, Deposits and                           Invoice inquiries and
official notifications to DSI                     remittance of fees to DSI
should be addressed to:                           should be addressed to:

DSI                                               DSI
Attn: Contract Administration                     Attn: Accounts Receivable
Suite 200                                         Suite 1450
9555 Chesapeake Drive                             425 California Street
San Diego, CA 92123                               San Francisco, CA 94104

Telephone: (619) 694-1900                         (415) 398-7900
Facsimile: (619) 694-1919                         (415) 398-7914



Date: July 27, 1995
     --------------

                                                                       EXHIBIT T

                          FLEXSAFE LICENSEE ENROLLMENT

               Deposit Account Number ___________________________



Depositor, pursuant to the Technology Deposit Agreement ("Agreement"), hereby enrolls the following as FlexSAFE Licensee:




Notices and communication,                        If appropriate, invoices to
including delinquencies to                        FlexSAFE Licensee should be
FlexSAFE Licensee should                          addressed to:
be addressed to:


Company Name:_____________________                ______________________________
Address:     _____________________                ______________________________
             _____________________                ______________________________
             _____________________                ______________________________
             _____________________                ______________________________
Designated                                        Invoice
Contact:__________________________                Contact:______________________
Telephone:________________________                ______________________________
Facsimile:________________________                ______________________________





__________________________________                Data Securities
Depositor                                         International, Inc.

By:_______________________________                By:___________________________

Name:_____________________________                Name:_________________________

Title:____________________________                Title:________________________

Date:_____________________________                Date:_________________________

                                    EXHIBIT J


                          SOFTWARE ACCEPTANCE CRITERIA


THE FOLLOWING SOFTWARE ACCEPTANCE CRITERIA WILL BE USED BY PSC IN COMPLETING ITS ACCEPTANCE OF SOFTWARE DESCRIBED IN SECTION 4.2:

                                  BETA RELEASE


     -    All currently documented features are fully functional

     - Audit and acceptance of FRx's test plan by PSC to insure sufficient coverage and quality

     - Installation and conversion utility testing has been completed on all platforms identified for beta sites.

     -    All known Severity 1 Errors are fixed and closed.

     - All known Severity 2 Errors are fixed or documented for situations that unlikely to occur in the test sites.

     -    No Severity 1 Errors in the week prior to release.

     - A minimum of l week testing on latest drop before sending to beta sites.

     - Functional readiness review with members of FRx Software QA, Development and Platinum Acceptance team. Any functions that don't get a passing grade must be documented.



                        GENERAL AVAILABILITY (GA) RELEASE


     -    All documented features are fully functional.

     -    Review adequacy and completeness of GA release notes.

     - Completion of beta test cycle with 90% of sites signing off evaluation forms indicating accepting the product as stable, usable and meeting their functional requirements. For this purpose, functional requirements applies to functions of the product as defined in product documentation and excludes issues relating to other PSC modules.

     - Installation and conversion utility testing has been completed on all supported platforms and Platinum products.

     -    Audit test criteria and results to verify the following:

          -    The following client and server platforms are supported:

               -    Clients: Win 3.1, Win 3.11, Win 95, Win NT Workstation
                    3.51

               -    File Servers: Novell 3.12 & 4.1, Windows NT 3.51

          -    All Severity 1 Errors are fixed and closed

          -    All Severity 2 Errors are fixed and closed

          -    The Platinum Products described in Exhibit A are supported:

     -    A minimum of 2 weeks testing on last drop before declaring it GA

     - Functional readiness review with members of FRx Software QA, Development and Platinum Acceptance team. Any functions that have a Pass with Qualifications grade must be documented.

     -    Any item in this list which is not met must be fully documented.

                                    EXHIBIT K


                            FRx PREMIUM SUPPORT PLANS


All Premium FRx Support Plans include software maintenance and enhancements at no additional charge. In addition to the other performance standards included in the PSC Support Plans in Exhibit H, FRx will commit to the guaranteed response times to inquiries as detailed below. Note that response to an inquiry does not necessarily imply or include resolution of the related issue, which will be handled on a reasonable efforts basis and consistent with the Software Problem Resolution standards prescribed in Exhibit G. In addition, Premium Support Plan subscribers receive a twenty (20%) discount on FRx training classes.


                                                                SUPPORT PLAN LIST PRICE*
                                                                ------------------------
                                                                SURCHARGE OVER EXISTING        COST OF
                                                                     SUPPORT PLAN              NEW PLAN
                                                                     ------------              --------
PREMIUM SUPPORT LEVEL A
Guaranteed response to inquiries within FOUR (4) hours                    10%                    25%
and progress updates every 48 hours.


PREMIUM SUPPORT LEVEL B
Guaranteed response to inquiries within TWO (2) hours                     15%                    30%
and progress updates every 24 hours.


PREMIUM SUPPORT LEVEL C
Guaranteed response to inquiries within ONE (1) hour                      20%                    35%
and progress updates every 24 hours.


* Percentages shown are to be applied to FRx product list price (for Stand-Alone Software) or to the list price of Bundled Software after application of the allocation formulas provided in Section 6.4.

                                    EXHIBIT L
                             STOCK PLEDGE AGREEMENT

                             STOCK PLEDGE AGREEMENT

          This Stock Pledge Agreement ("Pledge Agreement") is made and dated as of this ____ day of May, 1996 by and between Platinum Software Corporation ("Platinum") and Frx Software Corporation (the "Company").

                                    RECITALS

          A. Concurrently with the execution and delivery of this Pledge Agreement, Platinum and the Company are executing a Software Distribution License Agreement ("License Agreement").

          B. It is a requirement of the License Agreement that Platinum execute and deliver this Pledge Agreement to secure payment under section 6.1 (a)-(d) of the License Agreement.

                                    AGREEMENT

          1. Grant of Security Interest. In order to secure payment by Platinum of its payment obligations under Section 6.1 (a)-(d) of the License Agreement Platinum hereby grants the Company a security interest in, and assigns, transfers to and pledges the Company the following securities and other property:

          (i) 199,000 shares of Company Class B common stock ("Common Stock");

          (ii) any and all new, additional or different securities or other property subsequently distributed with respect to the shares identified in subparagraph (i).

          All securities, property and money so assigned, transferred to and pledged with the Company shall be herein referred to as the "Collateral" and shall be accompanied by one or more stock power assignments properly endorsed by Platinum.

          2. Indebtedness Secured. The indebtedness secured by this Pledge Agreement shall consist of the obligation of Platinum to make payments under
Section 6.1 (a)-(d) of the License Agreement (the "Indebtedness").

          3. Warranties. Platinum warrants that the Platinum is the owner of the Collateral and has the right to pledge the Collateral and that the Collateral, is free from all liens, adverse claims and other security interests (other than those created hereby).

          4. Rights and Powers. So long as there exists no event of default under Section 8 of this Agreement, the undersigned may exercise all stockholder voting rights, if applicable, and be entitled to receive any and all regular cash dividends paid on the Collateral. Accordingly, until such time as an event of default occurs under this Agreement, all proxy statements and other stockholder materials pertaining to the Collateral shall be delivered to the undersigned at the address indicated below.

          5. Duty to Deliver. Any new, additional or different securities that may now or hereafter become distributable with respect to the Collateral by reason of (i) any stock dividend, stock split or reclassification of the Common Stock of the Company, or (ii) any merger, consolidation or other reorganization affecting the capital structure of the Company, shall, upon receipt by Platinum, be promptly delivered to and deposited with the Company as part of the Collateral hereunder. Such securities shall be accompanied by one or more properly endorsed stock power assignments.

          6. Care of Collateral. The Company shall exercise reasonable care in the custody and preservation of the Collateral. The Company shall not be obligated to take any action with respect to the Collateral requested by Platinum unless the request is made in writing and the Company determines that the requested action will not unreasonably jeopardize the value of the Collateral as security for the Indebtedness.

          The Company may at any time release and deliver all or part of the Collateral to Platinum, and the receipt hereof by Platinum shall constitute a complete and full acquittance for the Collateral so released and delivered. The Company shall accordingly be discharged from any further liability or responsibility for the Collateral, and the released Collateral shall no longer be subject to the provisions of this Agreement.


          7. Release of Collateral. Provided (i) there does not otherwise exist any event of default under Section 8 and the pledged shares of Class B Common Stock together with any additional Collateral that may hereafter be pledged and deposited hereunder, shall be released from pledge and returned to Platinum in accordance with he following provisions.

          Upon payment or prepayment of the Indebtedness, the shares of the Class B Common Stock held as Collateral hereunder shall be released to the undersigned within five (5) days after such payment or prepayment.


          8. Events of Default The occurrence of one or more of the following events shall constitute an event of default under this Agreement:

          (a) the failure of the undersigned to pay the Indebtedness when due under the License Agreement; or

          (b) the failure of the undersigned to perform a material obligation imposed upon the undersigned by reason of this Pledge Agreement and the failure to cure such default within sixty (60) days of written notice of the Company to the undersigned.

          Upon the occurrence of any such event of default, the Company may exercise any or all of the rights and remedies granted to a secured party under the provisions of the Colorado Uniform Commercial Code (as now or hereafter in effect).


          9. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado and shall be binding upon the executors, administrators, heirs and assigns of the undersigned.

          10. Severability. If any provision of this Agreement is held to be invalid under applicable law, then such provision shall be ineffective only to the extent of such invalidity, and neither the remainder of such provisions nor any other provisions of this Agreement shall be affected thereby.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



                                            PLATINUM SOFTWARE CORPORATION
                                            195 Technology Drive
                                            Irvine, CA 92718

                                            By:_________________________________

                                            Its:________________________________

                                            Dated:______________________________

                                            Agreed to and Accepted by:

                                            FRX SOFTWARE CORPORATION

                                            By:_________________________________

                                            Its:________________________________

                                            Dated:______________________________

                             STOCK PLEDGE AGREEMENT

          This Stock Pledge Agreement ("Pledge Agreement") is made and dated as of this ____ day of May, 1996 by and between Platinum Software Corporation ("Platinum") and Frx Software Corporation (the "Company").

                                    RECITALS

          A. Concurrently with the execution and delivery of this Pledge Agreement, Platinum and the Company are executing a Software Distribution License Agreement ("License Agreement").

          B. It is a requirement of the License Agreement that Platinum execute and deliver this Pledge Agreement to secure payment under section 6.1 (a)-(d) of the License Agreement.

                                    AGREEMENT


          1. Grant of Security Interest. In order to secure payment by Platinum of its payment obligations under Section 6.1 (a)-(d) of the License Agreement Platinum hereby grants the Company a security interest in, and assigns, transfers to and pledges the Company the following securities and other property:

          (i) 199,000 shares of Company Class B common stock ("Common Stock");

          (ii) any and all new, additional or different securities or other property subsequently distributed with respect to the shares identified in subparagraph (i).

          All securities, property and money so assigned, transferred to and pledged with the Company shall be herein referred to as the "Collateral" and shall be accompanied by one or more stock power assignments properly endorsed by Platinum.

          2. Indebtedness Secured. The indebtedness secured by this Pledge Agreement shall consist of the obligation of Platinum to make payments under
Section 6.1 (a)-(d) of the License Agreement (the "Indebtedness").

          3. Warranties. Platinum warrants that the Platinum is the owner of the Collateral and has the right to pledge the Collateral and that the Collateral is free from all liens, adverse claims and other security interests (other than those created hereby).

          4. Rights and Powers. So long as there exists no event of default under Section 8 of this Agreement, the undersigned may exercise all stockholder voting rights, applicable, and be entitled to receive any and all regular cash dividends paid on the Collateral. Accordingly, until such time as an event of default occurs under this Agreement, all proxy statements and other stockholder materials pertaining to the Collateral shall be delivered to the undersigned at the address indicated below.


          5. Duty to Deliver. Any new, additional or different securities that may now or hereafter become distributable with respect to the Collateral by reason of (i) any stock dividend, stock split or reclassification of the Common Stock of the Company, or (ii) any merger, consolidation or other reorganization affecting the capital structure of the Company, shall, upon receipt by Platinum, be promptly delivered to and deposited with the Company as part of the Collateral hereunder. Such securities shall be accompanied by one or more properly endorsed stock power assignments.

          6. Care of Collateral. The Company shall exercise reasonable care in the custody and preservation of the Collateral. The Company shall not be obligated to take any action with respect to the Collateral requested by Platinum unless the request is made in writing and the Company determines that the requested action will not unreasonably jeopardize the value of the Collateral as security for the Indebtedness.

          The Company may at any time release and deliver all or part of the Collateral to Platinum, and the receipt hereof by Platinum shall constitute a complete and full acquittance for the Collateral so released and delivered. The Company shall accordingly be discharged from any further liability or responsibility for the Collateral, and the released Collateral shall no longer be subject to the provisions of this Agreement.


          7. Release of Collateral. Provided (i) there does not otherwise exist any event of default under Section 8 and the pledged shares of Class B Common Stock together with any additional Collateral that may hereafter be pledged and deposited hereunder, shall be released from pledge and returned to Platinum in accordance with the following provisions.

          Upon payment or prepayment of the Indebtedness, the shares of the Class B Common Stock held as Collateral hereunder shall be released to the undersigned within five (5) days after such payment or prepayment.


          8. Events of Default. The occurrence of one or more of the following events shall constitute an event of default under this Agreement:

          (a) the failure of the undersigned to pay the Indebtedness when due under the License Agreement; or

          (b) the failure of the undersigned to perform a material obligation imposed upon the undersigned by reason of this Pledge Agreement and the failure to cure such default within sixty (60) days of written notice of the Company to the undersigned.

          Upon the occurrence of any such event of default, the Company may exercise any or all of the rights and remedies granted to a secured party under the provisions of the Colorado Uniform Commercial Code (as now or hereafter in effect).


          9. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado and shall be binding upon the executors, administrators, heirs and assigns of the undersigned.

          10. Severability. If any provision of this Agreement is held to be invalid under applicable law, then such provision shall be ineffective only to the extent of such invalidity, and neither the remainder of such provisions nor any other provisions of this Agreement shall be affected thereby.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



                                             PLATINUM SOFTWARE CORPORATION
                                             195 Technology Drive
                                             Irvine, CA 92718

                                             By: /s/ [SIG]
                                                --------------------------------
                                             Its: CFO
                                                 -------------------------------
                                             Dated: 5-7-96
                                                   -----------------------------

                                             Agreed to and Accepted by:

                                             FRX SOFTWARE CORPORATION

                                             By: /s/ [SIG]
                                                --------------------------------
                                             Its: President
                                                 -------------------------------
                                             Dated: 5-9-96
                                                   -----------------------------

                            FRx SOFTWARE CORPORATION
                                       AND
                          PLATINUM SOFTWARE CORPORATION
                     SOFTWARE DISTRIBUTION LICENSE AGREEMENT

                                 SECOND ADDENDUM


This Second Addendum dated 12/12/96 hereby amends and supplements the Software Distribution License Agreement between FRx Software Corporation ("FRx") and Platinum Software Corporation ("PSC") dated May 9, 1996 and amended on June 24, 1996 (the "Agreement").

1. PSC hereby accepts, in accordance with Section 4.2 of the Agreement, as of the date of this Second Addendum ("Acceptance Date") the Phase III Deliverables (also known as General Availability Deliverables as detailed in Exhibit C) with respect to all PSC Products defined on Exhibit A.

2. The terms and conditions of the Agreement are hereby modified and amended as follows:


SECTION 2.1(b), second sentence, is hereby replaced as follows: "FRx shall use all reasonable efforts to provide to PSC at no additional cost an externalized text file for FRx Version 5.0 to facilitate such translations (single-byte character sets) no later than three months after the Acceptance Date. Support for double-byte character sets will be provided to PSC when developed by FRx."

Section 3.2(b)(1) is hereby modified by changing the term "within 3O days of acceptance of the Software" to "within 30 days following the Acceptance Date".

SECTION 6.1 is hereby modified by changing the term "within 180 days of acceptance of the Software" to "within 180 days following the Acceptance Date".

SECTION 6.1(c) is modified in its entirety as follows:
6.1(c)(1) "On the Acceptance Date as defined herein, PSC shall pay to FRx $ [*] which reflects the estimated amount (less the $ [*] previously paid to FRx under Section 6.1 (a) and (b)) that is recorded as of the Acceptance Date by PSC for prepaid support and maintenance ("Prepaid Support") paid by End Users in connection with the versions of FRx for Windows and FRx (DOS) distributed by PSC prior to the Acceptance Date.

6.1(c)(2) Within thirty (30) days after the Acceptance Date, PSC shall provide a listing of all users enrolled in a PSC Support Plan for the FRx products (FRx for Windows and FRx(DOS)) as of the Acceptance Date and a computation of the Prepaid Support amount from such users at the Acceptance Date. Should the actual Prepaid Support amount in the aggregate be less than [*] the difference shall be treated as additional Prepaid License Fee and recovered by PSC as provided in Section 6.1(d). Should the actual Prepaid Support amount in the aggregate be greater than [*] the difference shall be payable to FRx at the same time the Prepaid Support listing is provided to FRx.

SECTION 6.1(d) are hereby modified by changing the term "within 180 days following acceptance of Software" to "within 180 days following the Acceptance Date".

SECTION 9.1(a)(1) is modified by deleting the first sentence and replacing it with the following: "Upon acceptance by PSC of the Software under Section 4.2 and receipt of payment by FRx under Section 6.1 (c)(1), FRx shall assume direct support responsibility for product technical support services to End Users enrolled in a Support Plan in accordance with the performance standards prescribed in the Support Plans (see Exhibit H)."

SECTION 9.1(a)(1)(1) is modified to add the words "received and" after the phrase "have not yet" in the first sentence.

SECTION 9.1(a)(5)(1), third sentence, is modified to read "Such survey shall be performed no more frequently than every eighteen (18) months after the Acceptance Date and shall be jointly written by PSC and FRx.

SECTION 9.1(b) is modified in full to read as follows.
        9.1(b) SOFTWARE MAINTENANCE. Subject to timely payment to FRx of the license fees provided in Article 6, FRx will provide routine software maintenance releases at no cost to PSC for distribution to End Users or to PSC Resellers. Such maintenance releases, when and if released, are intended to correct defects that render a currently supported version of the Software incapable of performing substantially in accordance with the Documentation. The maintenance standards for the FRx products are as follows:

                  (i) FRX FOR WINDOWS. All such defects will be resolved in accordance with the time frames identified in Exhibit G after they are reported to and are reproducible by FRx, provided that the End User reporting such defects is using the most recent version of the Software. FRx agrees to provide to End Users of the Software the maintenance and support services that PSC generally provides to End Users of PSC Products as described in Exhibits H-3 and H-4.
                  (ii) FRX (DOS). FRx shall use commercially reasonable efforts to correct Severity I Errors, as defined in Exhibit G, within ninety (90) days of identification and reproduction of such defect by FRx, and to use commercially reasonable efforts to correct Severity II Errors, without a specific time commitment. Such Errors shall be limited to those reported after the Acceptance Date by current users of FRx (DOS) that are enrolled in a support and/or maintenance plan for that product. Should FRx be unable to correct such Severity I and II Errors using such commercially reasonable efforts, the limit of its liability shall be to provide the affected End Users with an upgrade to an applicable FRx for Windows version at no cost to PSC or the End User.
FRx makes no commitment regarding correction of Severity III and IV Errors for FRx (DOS) versions.

 Section 9.1(c)(1) is modified in its entirety as follows: "Subject to payment by PSC of its Initial Payment Obligation under Section 6.1(c)(1), PSC is authorized to distribute Software at no additional cost to all PSC End Users enrolled in a Support Plan for the FRx for Windows products as of the Acceptance Date. PSC is not authorized to distribute FRx for Windows versions of the Software to End Users enrolled in a Support Plan for the FRx(DOS) products except as provided under the terms of Exhibit B. PSC shall be responsible for all packaging and distribution costs.

SECTION 10.1(a)(1)(1) is modified to read as follows: Thirty days following the Acceptance Date, PSC shall cease marketing, licensing, conveying or otherwise delivering PSC-FRx or executable versions of the PSC-FRx code. During the thirty day period following the Acceptance Date, PSC may continue to license and ship the PSC-FRx code to End Users and PSC Resellers until it has completed duplication, packaging and kitting of the FRx Software products that were accepted. PSC shall pay License Fees to FRx on all licenses of PSC-FRx during the thirty day period following the Acceptance Date in accordance with Section 6 of the Agreement. When the End Users who licensed PSC-FRx during the thirty day period following the Acceptance Date upgrade to the FRx Software, PSC shall not be obligated to pay an additional license or upgrade fee.

EXHIBITS A AND B ARE modified in their entirety to read as attached.

Except as modified by this Addendum, the terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Second Addendum as of the date last written below.

  FRx SOFTWARE CORPORATION                   PLATINUM SOFTWARE CORPORATION

By: /s/ ROBERT C. ROHAN                  By: /s/ TIMOTHY J. MCMULLEN
   --------------------------                -----------------------------------
Name: Robert C. Rohan                    Name: Timothy J. McMullen
     ------------------------                 ----------------------------------
Title: Vice President                    Title: CTO and V.P. Product Marketing
      -----------------------                  ---------------------------------
Date: December 12, 1996                  Date: Dec. 11, 1996
     ------------------------                 ----------------------------------

                                    EXHIBIT A
                                    SOFTWARE

The following FRx software products are in this Agreement. Software to be provided in executable form (not source code) for production and distribution by
PSC:

          FRx FOR WINDOWS STANDARD EDITION (VERSION 4.70) - to be bundled with every copy of Platinum for Windows Standard Ledger (unless bundled with FRx Advanced Edition). The features of this Standard Version are detailed below. This product is not available for distribution on a Stand-Alone basis, but may be distributed by PSC as an upgrade to End Users who previously licensed the FRx Standard Edition (DOS) product.

          FRx FOR WINDOWS ADVANCED EDITION (VERSION 4.70) - to be bundled with every COPY of Platinum for Windows Premier Ledger and Platinum SQL products. Also available on a Stand-Alone basis to all existing Platinum users.

          FRx (DOS) ADVANCED EDITION - to be licensed on Stand-Alone or bundled basis to users of Platinum Standard and Premier (DOS) Ledgers.

          FRx ENTERPRISE EDITION-NEW product to be released subsequent to date of Agreement which may include the following features: FRx Application Server; Report Manager; OLAP Processing capabilities; FASB 52; and Automated Electronic Report Distribution. Features and pricing to be determined upon product release.

          ADDITIONAL FRx PRODUCTS - Add-on or ancillary products that are sold separately on a Stand-Alone basis. This includes the FRx, remote drill-down viewer and any future products that are packaged and sold separately from current FRx for Windows products. Features and pricing to be determined upon product release.

          The FRx Enterprise Edition and Additional FRx Products listed above are not developed as of the date of this Agreement and inclusion under this Agreement does not represent an obligation of FRx to develop any such products. PSC shall not be entitled to any recourse against FRx or refunds of amounts paid to FRx in the event such products are not developed. Availability of these products, if developed, is subject to written agreement between FRx and PSC of the appropriate license fees for each such product.

                                    EXHIBIT A

                                    SOFTWARE
                                     (CONT.)

USER AUTHORIZATION:

          BUNDLED AND STAND-ALONE DISTRIBUTION

          User Authorization equal to Platinum System Manager user authorization. (Should the number of authorized General Ledger users for a single server exceed fifty (50) users, PSC and FRx agree to negotiate in good faith to determine an equitable revenue allocation to FRx on a case-by-case basis.)

FEATURES OF FRx STANDARD EDITION:
The FRx Standard Edition shall have the same level of performance and functionality as FRx Advanced Edition 4.70, including FRx Drill Down viewer, subject to the following limitations:
Only one reporting tree may be used with two roll-up levels
No multicompany consolidation capability
Can export to worksheets (i.e., Excel, Lotus 1-2-3) but cannot import data from worksheets into FRx
Limited to one general ledger link
No row linking capabilities
No FRx independent security


PSC Products


     -    Platinum DOS Ledger 4.la

     -    Platinum DOS Ledger 2.x; 3.x (to be determined)

     -    Platinum Premier Ledger 4.la

     -    Platinum for Windows Premier Ledger 4.3a, 4.4, 4.5

     -    Platinum for Windows Standard Ledger 4.3a, 4.4, 4.5

     -    Platinum SQL NT 3.1 General Ledger

     -    Platinum SQL NT 3.2a and 3.2b General Ledger

     -    Platinum SQL NT 3.3 General Ledger

                                    EXHIBIT B

                                  LICENSE FEES
                                (SECOND ADDENDUM)

                                                                TIER I*                          TIER II**
                                                                -------                          ---------
                                                       ROYALTY          MINIMUM           ROYALTY            MINIMUM
       FRx PRODUCTS                                     RATE            ROYALTY             RATE             ROYALTY
       ------------                                     ----            -------             ----             -------
FRx FOR WINDOWS:
   FRx Standard Edition***                               [*]               [*]               [*]               [*]

   FRx Advanced Edition:
       with Standard Ledger (PFW and DOS)                [*]               [*]               [*]               [*]

       with Premier Ledger (PFW and DOS)                 [*]               [*]               [*]               [*]

       with Platinum SQL                                 [*]               [*]               [*]               [*]

   Upgrade to FRx Advanced
     from FRx Advanced-DOS****                           [*]               [*]               [*]               [*]

   Upgrade from FRx Advanced for PFW
   Standard Ledger to Premier Ledger #                   [*]               [*]               [*]               [*]

   Upgrade from FRx for Premier
   Ledger to FRx for Platinum SQL #                      [*]               [*]               [*]               [*]

   FRx Enterprise Edition                                [*]               [*]               [*]               [*]

   FRx Remote DrillDown Viewer (per user)                [*]               [*]               [*]               [*]

   All additional FRx products                           [*]               [*]               [*]               [*]

FRx (DOS):
   with Platinum DOS Standard Ledgers                    [*]               [*]                                 [*]

   with Platinum Premier DOS Ledgers                     [*]               [*]                                 [*]


     NOTES:

     *    Prior To Attainment of Minimum Royalty Level defined in Section 1.8.

     **   Subsequent To Attainment of Minimum Royalty Level defined in Section
          1.8.

     *** Includes upgrades from FRx Standard Edition (DOS). License fee waived if upgrading End User purchases Support and Maintenance Plan for Software.

     **** License fee waived if upgrading End User purchases Support and Maintenance Plan for Software.

     # End User surrenders existing interface and re-registers upgraded interface.

     TBD: "To be determined"

                                    EXHIBIT B

                                  LICENSE FEES
                                     (CONT.)


     Royalty Rate is to be applied to PSC Revenue (Section 1.6) using the following Allocation Formulas detailed in Section 6.4 for Bundled Products:

          FRx Standard Edition bundled with Platinum for Windows           [*]
          FRx Advanced Edition bundled with Standard and Premier Ledger    [*]
          FRx Advanced Edition bundled with SQL ledgers                    [*]

June 24, 1996



Mr. Michael L. Rohan, President
FRx Software Corporation
4449 So. Syracuse Street, Suite 620
Denver, CO 80237

         Re: Platinum Software Corporation; Modifications to
             Software Distribution Agreement

Dear Mike:

Platinum Software Corporation ("Platinum") and FRx Software Corporation ("FRx") recently entered into a Software Distribution License Agreement dated as of May 9, 1996 ("License Agreement") regarding the integration of the FRx product with Platinum's financial accounting software. I am writing to notify you that Platinum accepts the Phase I deliverables with respect to the PSC products as specified on Exhibit C to the License Agreement and considers Phase I to be satisfied, subject to your agreement with the following, terms:

1. PSC and FRx agree to amend Exhibit C to the License Agreement so that under Phase II an additional deliverable will include integration of the FRx standard edition product with Platinum DOS Standard General Ledger, version 4.la and Platinum for Windows Standard General Ledger, versions 4.3a and 4.4a. FRx agrees to allow additional beta sites to participate in the second beta drop, which is scheduled to be approximately two weeks after Phase I shipping. The additional beta sites will include customers that were previously committed by Platinum prior to FRx notifying Platinum of beta cutoff, which includes four Platinum SQL sites and four Platinum for Windows sites. Additional beta sites may be added upon request by Platinum and approval by FRx. The [*] payment specified in Section 6.1(a) of the License Agreement is modified to be due on or before July 5, 1996.

2. Section 10.1(a)(1) of the license Agreement limits Platinum's ability to market and license the Platinum version of FRx. Notwithstanding this clause, FRx agrees to allow Platinum to continue to license the Platinum version of FRx with its upcoming 4.4 release Of its Platinum for Windows product so that Platinum may meet its planned delivery dates, subject to the agreement of Platinum to pay royalties to FRx

Mr. Michael L. Rohan, President
FRx Software Corporation
Page 2
June 24, 1995

     on all shipments of the Platinum version of FRx. The royalty will be calculated in accordance with the fees described on Exhibit B to the License Agreement and shall be credited against amounts owed by Platinum under Section 6.1 (d) of the License Agreement. Platinum shall stop shipping this version of Platinum FRx at such time as the FRx version to be integrated with Platinum for Windows, version 4.4 is completed, accepted in accordance with the License Agreement and generally available.




If you have any questions regarding the terms of this letter, please don't hesitate to contact me. Please evidence your agreement with the terms described in this letter by signing in the space indicated below and returning a copy of this letter to me.

Very truly yours,

/s/ TIM MCMULLEN
Tim McMullen
Chief Technology Officer


TM:cl

cc:  Tom Clark
     Perry Tarnofsky

Agreed and accepted:

FRx Software Corporation

By: /s/ ROBERT C. ROHAN
   --------------------
Its: Vice President
    -------------------
Date: June 28, 1996
     ------------------